Exhibit 10.3

EXECUTION VERSION

SECOND LIEN TERM LOAN AGREEMENT

Dated as of March 28, 2013

among

SEQUENTIAL BRANDS GROUP, INC.,
as the Borrower

The Guarantors Named Herein

PATHLIGHT CAPITAL, LLC
as Administrative Agent and Collateral Agent
and

The Lenders Party Hereto

EXECUTION VERSION

-i-

-ii-

-iii-

-iv-

SCHEDULES

1.01	Excluded Subsidiaries
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property; Material Licenses
5.17A	Material Intellectual Property Exceptions
5.21	Deposit Accounts
5.23	Material Contracts
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Agent’s Office; Certain Addresses for Notices
10.06	Permitted Transferees

EXHIBITS

Form of

A	Assignment and Assumption
B	Compliance Certificate
C	Note
D-1	Foreign Lender Exemption Certificate
D-2	Foreign Lender U.S. Tax Compliance Certificate
D-3	Alternative Form Foreign Lender U.S. Tax Compliance Certificate
D-4	Foreign Partnership U.S. Tax Compliance Certificate
E	License Payment Report

-v-

EXECUTION VERSION

SECOND LIEN TERM LOAN AGREEMENT

This SECOND LIEN TERM LOAN AGREEMENT (the “Agreement”) is entered into as of March 28, 2013, among SEQUENTIAL BRANDS GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors; each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and PATHLIGHT CAPITAL, LLC, as Administrative Agent and Collateral Agent.

The Borrower has requested that the Lenders provide a term loan facility, and the Lenders have indicated their willingness to lend on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accommodation Payment” as defined in Section 10.21(c).

“Acquisition” means, with respect to any Person (a) a purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.17.

“Adjusted LIBOR Rate” means, with respect to any Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to the LIBOR Rate for such Interest Period multiplied by the Statutory Reserve Rate. The Adjusted LIBOR Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent” means Pathlight in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Agent may from time to time notify the Borrower and the Lenders.

“Aggregate Commitments” means the sum of the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $20,000,000.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Alternative Rate” means, at any date of determination the sum of (i) the Base Rate, plus (ii) eleven and three quarters percent (11.75%) per annum.

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means 12.75% per annum.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) obtained by dividing (x) the outstanding principal balance of such Lender’s Loans by (y) the aggregate outstanding principal balance of the Loans of all Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Agent, in substantially the form of Exhibit A or any other form approved by the Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2011, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; and (b) the Federal Funds Rate for such day, plus 0.50%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in Bank of America’s prime rate or the Federal Funds Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.

“Blocked Account” has the meaning provided in Section 6.12(a).

“Blocked Account Agreement” means with respect to an account established by a Loan Party (other than Excluded Accounts), an agreement, in form and substance reasonably satisfactory to the Agent, establishing control (as defined in the UCC) of such account by the Agent or the First Lien Agent, as applicable, and whereby the Blocked Account Bank agrees, upon the occurrence and during the continuance of an Event of Default, to comply only with the instructions originated by the Agent or First Lien Agent, as applicable, without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom Deposit Accounts are maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Brand Matter Acquisition” means the acquisition by the Borrower of all of the equity interest of B®and Matter, LLC pursuant to the Brand Matter Acquisition Agreement.

“Brand Matter Acquisition Agreement” means that certain Purchase Agreement dated as of March 28, 2013, by and among the Borrower as Purchaser (as defined therein) and ETPH Acquisition, LLC, a limited liability company organized under the laws of Delaware, as Seller (as defined therein).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located.

“Called Principal Amount” means the principal amount of the Loan (including, if applicable, the amount of any capitalized interest) (a) that is to be prepaid by the Borrower, or (b) has become or is deemed to be immediately due and payable on the Termination Date.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 45% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)          during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)          any “change in control” or similar event as defined in any Material Contract or any document governing Material Indebtedness of any Loan Party; or

(d)          the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than the William Rast Entities), free and clear of all Liens (other than the Liens in favor of the Agent and Liens permitted pursuant to clause (o) of the definition of Permitted Encumbrances), except where such failure is as a result of a transaction not prohibited by the Loan Documents; or

(e)          (1) the Borrower fails at any time to own, directly or indirectly, 82% of the Equity Interests of William Rast Sourcing and William Rast Licensing; or (2) the Borrower fails at any time to own, directly or indirectly, 100% of the Class A Membership Interests of William Rast Sourcing and William Rast Licensing in each case, free and clear of all Liens (other than the Liens in favor of the Agent and Liens permitted pursuant to clause (o) of the definition of Permitted Encumbrances), except where such failure is as a result of a transaction not prohibited by the Loan Documents; or

(f)          the Borrower fails at any time to own, directly or indirectly, 60% of the Equity Interests of DVS, free and clear of all Liens (other than the Liens in favor of the Agent and Liens permitted pursuant to clause (o) of the definition of Permitted Encumbrances), except where such failure is as a result of a transaction not prohibited by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Agent.

“Collection Account” has the meaning provided in Section 6.12(b).

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 2.01.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender’s giving the Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for the applicable measurement period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period (but not less than zero) to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by the Borrower and its Subsidiaries for the applicable measurement period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for the applicable measurement period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (c) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Borrower and its Subsidiaries for the most recently completed period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Borrower and its Subsidiaries for the applicable measurement period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such period, (b) the income (or loss) of any Subsidiary during such period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Borrower during such period, (c) the income (or loss) of any Subsidiary during such period and accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the cash proceeds received by any Loan Party from any licensing of any Intellectual Property (including any licensing in any foreign jurisdiction) shall be included in determining Consolidated Net Income and the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income.

“Consolidated Positive Net Income” means, as of any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for the applicable measurement period, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) depreciation and amortization expense, (b) one-time non-cash charges, non-cash compensation, non-cash Federal, state, local and foreign income taxes relating to amortization of intangibles for tax purposes and non-cash interest, (c) one-time costs relating to any Permitted Acquisition (of the type referred to in clause (ii) of the definition thereof) or fees in connection with any Permitted Indebtedness in an amount not to exceed $5,000,000 in any Fiscal Year of the Borrower, and (d) wind-down costs related to the Heelys Acquisition and discontinued operations for the twelve month period following the Closing Date in an amount not to exceed $5,000,000 in the aggregate, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder, but excluding the convertible notes issued pursuant to the Securities Purchase Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” has the meaning specified in the Security Agreement.

“Copyright Security Agreement” means the Grant of Security Interest in United States Copyrights dated as of the Closing Date among certain Loan Parties and the Agent.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Agent, (iii) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (iv) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (v) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means (a) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agent, (B) outside consultants for the Agent, (C) appraisers, and (D) commercial finance examiners, in connection with (1) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (2) the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (3) any workout, restructuring or negotiations in respect of any Obligations, and (ii) all customary fees and charges (as adjusted from time to time) of the Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, and (b) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agent or any Affiliate after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties as a whole shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent an actual conflict of interest in which case such affected Credit Parties may engage and be reimbursed for one additional counsel for the affected Credit Parties taken as a whole).

“Debt Service Charges” means for any applicable measurement period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding any Synthetic Lease Obligations but including, without limitation, the principal component of all Obligations and of any Capital Lease Obligations) for such period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Loan, an interest rate equal to the interest rate otherwise applicable to such Loan plus two percent (2%) per annum.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each Deposit Account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Disposition” or “Dispose” means the sale, transfer, license, sublicense, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests other than Equity Interests of the Borrower) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“DVS” means DVS Footwear International LLC, a Delaware limited liability company.

“Early Termination Fee” has the meaning set forth in Section 2.06(a).

“Eligible Assignee” means (a) a Credit Party which is a Credit Party on the Closing Date or becomes a Credit Party pursuant to any of clauses (b) through (d) below, or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans; (c) an Approved Fund; and (d) any other Person (other than a natural Person) satisfying the requirements of Section 10.06(b) hereof; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of their respective Affiliates or Subsidiaries.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof.

“Excluded Account” has the meaning specified in Section 6.12.

“Excluded Subsidiary” means a Subsidiary of the Borrower that is organized for the purpose of, and is engaged solely in the business of, owning Intellectual Property to be acquired pursuant to a Permitted Acquisition, and which Subsidiary complies with the following requirements: (i) such Subsidiary is subject to customary restrictions to make such Subsidiary a special purpose, bankruptcy remote entity, as determined by the Agent in its reasonable discretion; (ii) such Subsidiary maintains Deposit Accounts and other bank accounts which are separate from the Borrower and the other Loan Parties and does not co-mingle any cash or cash equivalents of such Subsidiary with the Borrower or any other Loan Party; (iii) no Loan Party issues or incurs any Indebtedness or Guarantee in respect of, or grants any Lien on any of its assets or properties to secure, any Indebtedness, liabilities or other obligations of such Subsidiary, and (iv) no Loan Party has any obligation to maintain such Subsidiary’s financial condition or cause such Subsidiary to achieve any level of operating results.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” has the meaning set forth in Section 10.18.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agent and the other Credit Parties, in form reasonably satisfactory to the Agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

“Fee Letter” means the letter agreement, dated as of the date hereof, between the Borrower and the Agent.

“First Lien Agent” means Bank of America, in its capacity as administrative agent and collateral agent for the lenders under the First Lien Credit Agreement, together with any successor agent.

“First Lien Credit Agreement” means that certain Term Loan Agreement dated as of March 28, 2013 among the Borrower, the guarantors party thereto, the lenders party thereto, and the First Lien Agent, as the same may be amended, restated, supplemented or otherwise modified, and any refinancings, refundings, renewals or extensions thereof permitted hereunder.

“First Lien Facility” means the credit facilities made available pursuant to the First Lien Credit Agreement.

“First Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as March 28, 2013, among the Agent and the First Lien Agent.

“First Lien Loan Documents” means any and all documents executed in connection with the First Lien Facility.

“First Lien Obligations” means “Obligations” as such term is defined in the First Lien Credit Agreement or equivalent term in connection with any Permitted Refinancing thereof.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Borrower.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrower.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Foreign Asset Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (i) each domestic Subsidiary of the Borrower existing on the Closing Date, other than the Subsidiaries set forth on Schedule 1.01 hereto, and (ii) each other Subsidiary of the Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Heelys Acquisition” means the acquisition by the Borrower of certain assets of Heelys, Inc. pursuant to the Heelys Acquisition Agreement.

“Heelys Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 7, 2012, among Heelys, Inc., a Delaware corporation, Sequential Brands Group, Inc., a Delaware corporation, and Wheels Merger Sub Inc., a Delaware corporation.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)          net obligations of such Person under any Swap Contract;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          All Attributable Indebtedness of such Person;

(g)          all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Interest Payment Date” means the last day of each calendar month.

“Interest Period” means three months.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is the lessee of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender as a Lender may from time to time notify the Borrower and the Agent.

“LIBOR Rate” means the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Loan and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“License Payment Report” shall be a report prepared by Borrower showing all payments received by the Loan Parties with respect to any licenses or license agreements, which shall be in the form attached hereto as Exhibit E.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Account” has the meaning assigned to such term in Section 2.08.

“Loan Documents” means this Agreement, each Note, the Fee Letter, the Blocked Account Agreements, the Security Documents, the Facility Guaranty, First Lien Intercreditor Agreement and any other instrument or agreement now or hereafter executed and delivered in connection herewith.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan to Value Percentage” means 71.4 % reduced by 0.90% for every $1,000,000 of principal paid after December 31, 2013 to either the First Lien Agent pursuant to Section 2.03(c) and Section 2.04(a) of the First Lien Credit Agreement or to the Agent pursuant to Section 2.04(a) of this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties or liabilities (actual or contingent), condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Agent under this Agreement or any other Loan Document, or of the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, and shall include, without limitation, the Brand Matter Acquisition Agreement, the Heelys Acquisition Agreement, and each Material License.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. Without limiting the foregoing, all Indebtedness incurred under the First Lien Facility shall be Material Indebtedness, regardless of the amount thereof.

“Material Intellectual Property” means those items of Intellectual Property described on Part 1 of Schedule 5.17 hereto as updated from time to time after consultation with the Agent to reflect foreign Intellectual Property (other than Copyrights) acquired after the date hereof, and all other items of Intellectual Property (other than Copyrights) established, registered or recorded in the United States acquired after the date hereof and any Copyright which is subject to and identified in a Material License.

“Material License” means a Primary Material License and a Secondary Material License.

“Maturity Date” means March 28, 2018.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means, with respect to any Disposition by any Loan Party, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)).

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Participant” has the meaning specified in Section 10.06(d).

“Participation Register” has the meaning provided therefor in Section 10.06(d).

“Patent” has the meaning specified in the Security Agreement.

“Patent Security Agreement” means the Grant of Security Interests in United States Patents dated as of the Closing Date among certain Loan Parties and the Agent.

“Pathlight” means Pathlight Capital LLC and its successors.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means (i) an Acquisition consummated by an Excluded Subsidiary, provided, that no cash, cash equivalents or any other assets of any Loan Party or DVS are used to fund such Acquisition except for contribution of Equity Interests of the Borrower and the cash proceeds of issuances of Equity Interests of the Borrower or equity contributions to the Borrower, or (ii) any other Acquisition for total consideration not in excess of $25,000,000 consummated by a Loan Party in which all of the following conditions are satisfied:

(a)          No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b)          Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)          The Borrower shall have furnished the Agent with ten (10) Business Days’ prior written notice of such intended Acquisition and shall have furnished the Agent with a current draft of the documentation in connection with such Acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by quarter for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Agent may reasonably require, all of which shall be in form reasonably satisfactory to the Agent and in a manner reasonably acceptable to the Agent;

(d)          The Loan Parties shall have complied with their obligations pursuant to Section 6.17 of the First Lien Credit Agreement, and in the event that the financing for the Permitted Acquisition is to be provided by the First Lien Lenders, (x) the legal structure of the Acquisition shall be reasonably acceptable to the Agent, and (y) an appraisal shall be required in connection with the Acquisition and such appraisal shall be in form and substance acceptable to the Agent;

(e)          After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, the Borrower shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f)          Any assets acquired shall consist principally of Intellectual Property, and if the Acquisition involves a merger, consolidation or acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, the business of owning and licensing Intellectual Property; provided that (x) unless otherwise agreed by the Agent, any Acquisition of assets which includes inventory, equipment and other working capital assets in addition to Intellectual Property or which involves the acquisition of Equity Interests of a Person which also owns inventory, equipment and other working capital assets in addition to Intellectual Property shall provide for the wind-down and sale of such working capital assets within twelve (12) months following the closing date of such acquisition and (y) Agent shall be reasonably satisfied with the amount of any liabilities assumed or required to be paid by any Loan Party in connection with any transaction described in clause (x) of this proviso;

(g)          If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party (other than an Excluded Subsidiary), or if the assets acquired in an Acquisition will be transferred to a Subsidiary (other than an Excluded Subsidiary) which is not then a Loan Party, such Subsidiary shall have complied with the provisions of Section 6.11 and Section 6.15 hereof;

(h)          The Borrower is in compliance with Section 7.15(b) on a pro-forma basis after giving effect to such Acquisition; and

(i)          No cash, cash equivalents or any other assets of any Loan Party or DVS are used to fund such Acquisition (other than and limited to the amount of any cash proceeds received by the Borrower in connection with the sale of its common Equity Interests or from a cash contribution to the common equity capital of the Borrower made by the Borrower’s shareholders, in each case, solely to finance such Acquisition), unless after the closing of (and after giving effect to) the Acquisition, the cash and cash equivalents on the consolidated balance sheet of the Loan Parties is the same as prior to such Acquisition.

“Permitted Disposition” means any of the following:

(a)          licenses and sublicenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business, other than, unless the Agent consents thereto, outbound licenses of any Material Intellectual Property which would not result in a Material Adverse Effect on the value of the Collateral constituting Intellectual Property;

(b)          Dispositions of Intellectual Property so long as: (i) no Default or Event of Default exist or would occur as the result of such Disposition; (ii) the Loan to Value Percentage at the time and after giving effect to the Disposition is less than 50%; (iii) the Net Proceeds of such Disposition are at least equal to the orderly liquidation value of such Intellectual Property based upon the most recent appraisal of such Intellectual Property undertaken by the Agent or received by the Agent from the First Lien Agent pursuant to Section 6.10(b) with respect thereto; and (iv) the Borrower makes any prepayments required pursuant to Section 2.03(b) in connection therewith;

(c)          Dispositions of real property, inventory, equipment and other assets (other than Intellectual Property) in the ordinary course of business (including such Dispositions in connection with the wind-down of the Heelys Acquisition) or property (other than Intellectual Property) that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(d)          Disposition of inventory, equipment and other working capital assets (other than Intellectual Property) and Real Estate acquired in a Permitted Acquisition within twelve (12) months after the consummation of such Permitted Acquisition;

(e)          Dispositions among the Loan Parties or by any Subsidiary to a Loan Party; and

(f)          Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)          Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

(c)          Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)          Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)          Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)          Easements, covenants, conditions, restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that, taken as a whole, do not materially interfere with the current use of the real property;

(g)          Liens existing on the Closing Date listed on Schedule 7.01 and Liens to secure any Permitted Refinancings of the Indebtedness with respect thereto;

(h)          Liens on fixed or capital assets or on Real Estate of any Loan Party which secure Indebtedness permitted under clauses (c) and/or (d) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets or Real Estate acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties;

(i)          Liens in favor of the Agent;

(j)          Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(k)          Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and other Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)          Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)          Liens on property (other than Intellectual Property) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)          Liens on Collateral securing Indebtedness permitted pursuant to clause (a) of the definition of Permitted Indebtedness; provided such Liens are subject to the First Lien Intercreditor Agreement (or, in the case of any other such credit facility or any Permitted Refinancing thereof permitted hereunder, another intercreditor agreement containing terms that are at least as favorable to the Credit Parties as those contained in the First Lien Intercreditor Agreement) and the Indebtedness secured by such Liens is permitted to be incurred pursuant to clause (a)(i) of the definition of “Permitted Indebtedness”.

(p)          Liens on earnest money deposits made in connection with any agreement in respect of a Permitted Acquisition or consisting of an agreement to dispose of any property in a Permitted Disposition;

(q)          ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(r)          (i) licenses, sublicenses, leases or subleases granted by any Loan Party to other Persons not materially interfering with the conduct of the business of such Loan Party, (ii) any interest or title of a lessor, sublessor or licensor under any Lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject and (iv) subordination of the interest of the lessee or sub-lessee under such Lease to any restriction or encumbrance referred to in the preceding clause (iii); and

(s)          Liens in connection with any zoning, building, land use or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon.

“Permitted Indebtedness” means each of the following:

(a)          (i) Indebtedness in respect of the First Lien Credit Agreement, and any Permitted Refinancing thereof; provided that (A) the aggregate outstanding principal amount of any Indebtedness in respect of the First Lien Credit Agreement or any Permitted Refinancing thereof shall not exceed the sum of (x) the amount of Indebtedness provided to any Loan Party by the First Lien Creditors to finance a Permitted Acquisition pursuant to and in accordance with Section 6.17 of the First Lien Credit Agreement and (y) $45,000,000, in each case, less all regularly scheduled or mandatory prepayments, as required pursuant to the First Lien Credit Agreement as in effect on the date hereof in the aggregate at any time and (B) any Indebtedness in respect of the First Lien Credit Agreement or any Permitted Refinancing thereof shall not have an earlier maturity date than the Maturity Date or a decreased weighted average life than the First Lien Facility in effect on the date hereof and (ii) any other Indebtedness outstanding on the date hereof and listed on Schedule 7.03 hereto and, in the case of the foregoing clause (ii), any Permitted Refinancing thereof;

(b)          Indebtedness of any Loan Party to any other Loan Party;

(c)          purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than Intellectual Property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $5,000,000 at any time outstanding and further provided that, if requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of any such Indebtedness incurred to finance the acquisition of assets containing information relating to Intellectual Property, licensing arrangements or financial information to enter into an intercreditor agreement with the Agent on terms reasonably satisfactory to the Agent;

(d)          Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations), provided that, if requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into an access agreement with respect to any Real Estate in which the Loan Parties maintain information relating to Intellectual Property, licensing arrangements or financial information, on terms reasonably satisfactory to the Agent;

(e)          contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(f)          obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g)          Indebtedness of any Person that becomes a Subsidiary (other than an Excluded Subsidiary) of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(h)          the Obligations;

(i)          unsecured Indebtedness of the Borrower pursuant to the Securities Purchase Agreement;

(j)          other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(k)          Reserved;

(l)           Indebtedness consisting of unsecured guaranties by any Loan Party of the Indebtedness and lease and other contractual obligations, in each case of any other Loan Party, to the extent permitted under this Agreement;

(m)         Indebtedness arising from the honoring by any bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of its incurrence;

(n)          Indebtedness owed to any Person providing property, casualty, liability or other insurance to any Loan Party, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(o)          Indebtedness of any Loan Party which may be deemed to exist in connection with agreements providing indemnification, purchase price adjustments and other similar obligations in connection with the acquisition or disposition of assets in accordance with this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by sub-clause (l) herein;

(p)          Indebtedness representing deferred compensation or similar obligation to employees of Loan Parties incurred in the ordinary course of business; and

(q)          Indebtedness of any Loan Party in respect of letters of credit, bank guarantees, supporting obligations bankers’ acceptances, performance bonds, surety bonds, statutory bonds, appeal bonds, warehouse receipts or similar instruments issued or created in the ordinary course of business, including with respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof.

“Permitted Investments” means each of the following:

(a)          readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)          commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)          time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)          Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)          Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)          Investments existing on the Closing Date set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)          (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (but not, for the avoidance of doubt, in Excluded Subsidiaries other than (x) Investments made with contributions of the Equity Interests of the Borrower and cash proceeds of equity contributions to the Borrower made by the Borrower’s shareholders and (y) non-monetary Investments consisting of the acquisition or formation and ownership of the Equity Interests thereof to the extent permitted pursuant to clause (m) hereof), and (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(h)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)          Guarantees constituting Permitted Indebtedness;

(j)          so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)         Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)          Advances to officers, directors and employees of the Loan Parties in the ordinary course of business in an amount not to exceed $250,000 to any individual at any time or in an aggregate amount not to exceed $500,000 at any time outstanding;

(m)         Investments constituting Permitted Acquisitions;

(n)          Loan Parties may own the equity interests of their respective Subsidiaries created or acquired in accordance with this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another clause of this definition);

(o)          deposits made in the ordinary course of business to secure the performance of leases or other obligations pursuant to Section 7.03;

(p)          purchases of assets in the ordinary course of business to the extent not constituting a Permitted Acquisition;

(q)          Investments consisting of (x) transactions permitted under Section 7.03 and 7.05, (y) Restricted Payments permitted by Section 7.06 and (z) repayments or other acquisitions of Indebtedness of any Loan Party not prohibited by Section 7.07;

(r)          promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 7.05; and

(s)          advances in the form of a prepayment of expense to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business;

provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, no such Investments specified in clauses (a) through (e) shall be permitted.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date in excess of or prior to the scheduled principal payments due prior to such Maturity Date for the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing and (i) in the case of a Refinance of any Indebtedness permitted pursuant to clause (a) of the definition of Permitted Indebtedness, the agent and lenders party thereto agree in writing to be bound by the First Lien Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Primary Material License” means the license agreements described on Part 2 of Schedule 5.17 hereto, and any other license agreement, the revenues from which, hereafter constitute ten percent (10%) or more of annual revenues of the Borrower and its Subsidiaries derived from any individual brand.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto.

“Realizable Orderly Liquidation Value” means the sum of (w) one hundred percent (100%) of the orderly liquidation of the Intellectual Property of the Loan Parties (other than William Rast or any other Person that any Loan Party is not entitled to receive 100% of the economic benefit from); (x) eighty two percent (82%) of the orderly liquidation value of the Intellectual Property of William Rast; (y) sixty percent (60%) of the orderly liquidation value of the Intellectual Property of DVS; and (z) for the Intellectual Property of a Person that a Loan Party is not entitled to receive 100% of the economic benefit, the percentage of the orderly liquidation value of the Intellectual Property equal to the percentage of the economic benefit that such Loan Party is entitled to receive from such Person, in each case based upon the most recent appraisal of such Intellectual Property undertaken by the Agent or received by the Agent from the First Lien Agent pursuant to Section 6.10(b) with respect thereto.

“Recipient” means the Agent or any Lender.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.11.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the aggregate outstanding principal amount of all Loans.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restated Financial Statements” means (x) an amendment to the Borrower’s annual report on Form 10-K for the Fiscal Year ended December 31, 2011 to modify the treatment of certain items contained therein and (y) an amendment to the Borrower’s quarterly report on Form 10-Q for each of the Fiscal Quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 to modify the treatment of certain items contained therein, in each case as previously described to the Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secondary Material License” means the license agreements described on Part 3 of Schedule 5.17 hereto, and any other license agreement, the revenues from which hereafter constitute two percent (2%) of annual revenue of the Borrower and its Subsidiaries.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated February 2, 2012 between the Borrower and TCP WR Acquisition, LLC, pursuant to which the Borrower has issued convertible notes in the original principal amount of $14,500,000;

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Agent.

“Security Documents” means the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Blocked Account Agreements and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Senior Obligations” means the sum of (i) the then outstanding amount of the Obligations plus (ii) the then outstanding amount of the First Lien Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party, but shall exclude Excluded Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) in accordance with Article VIII or (iii) the date on which the Borrower prepays the Loans in full and terminates this Agreement in accordance with Section 2.03(a) hereof.

“Trademark” has the meaning specified in the Security Agreement.

“Trademark Security Agreement” means the Grant of Security Interest in United States Trademarks dated as of the Closing Date among certain Loan Parties and the Agent.

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Warrant” means that certain Class B Common Stock Purchase Warrant issued by the Borrower to the Agent pursuant to and in accordance with the terms of the Warrant Purchase Agreement.

“Warrant Purchase Agreement” means that certain Warrant Purchase Agreement dated as of the date hereof by and between the Borrower and Agent for the purchase of the Warrant.

“William Rast Entities” means William Rast Licensing and William Rast Sourcing and their respective Subsidiaries, as applicable.

“William Rast Licensing” means William Rast Licensing, LLC, a California limited liability company.

“William Rast Sourcing” means William Rast Sourcing, LLC, a California limited liability company.

Section 1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all rules, regulations and orders thereunder and all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)          Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations providing cash collateralization) of all of the Obligations (including the payment of any termination amount then applicable other than unasserted contingent indemnification Obligations.

Section 1.03         Accounting Terms.

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.04         Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Article II
THE COMMITMENTS AND LOANS

Section 2.01         Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower on the Closing Date in an aggregate principal amount equal to such Lender’s Commitment in immediately available funds in accordance with instructions provided by the Borrower. The aggregate amount of the Loans shall not exceed the Aggregate Commitments. The Commitment of each Lender shall expire upon the funding by such Lenders of the Loan equal to such Lender’s Commitment.

Section 2.02         Reserved.

Section 2.03         Prepayments.

(a)          The Borrower may, upon irrevocable notice from the Borrower to the Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as provided in Section 2.06(a) hereof; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment of any Loans; (ii) any prepayment of Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; or, if less, the entire principal amount thereof then outstanding or such lesser amount as is acceptable to the Agent. Each such notice shall specify the date and amount of such prepayment and the Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, except that, to the extent delivered in connection with a full or partial refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)          In connection with any Disposition of any Intellectual Property of the Borrower or its Subsidiaries, the Borrower shall prepay the Loans in an amount equal to the difference between (i) 100% of the orderly liquidation value of such Intellectual Property as determined by the most recent appraisal of such Intellectual Property undertaken by the Agent or received from the First Lien Agent pursuant to Section 6.10(b) with respect thereto minus (ii) the lesser of (x) fifty (50%) of the orderly liquidation value of such Intellectual Property as determined by the most recent appraisal of such Intellectual Property undertaken by the Agent or received by the Agent form the First Lien Agent pursuant to Section 6.10(b) with respect thereto; or (y) the amount paid to the First Lien Agent in connection with such Disposition pursuant to Section 2.03(b) of the First Lien Credit Agreement.

(c)          In connection with any Disposition of any assets of the Borrower or its Subsidiaries (other than Intellectual Property and assets constituting Inventory or accounts receivable disposed of in connection with a wind-down of acquired assets (including in connection with the Heelys Acquisition)), the Borrower shall prepay the Loans in an amount equal to the difference between (i) 100% of the Net Proceeds from the Disposition of such assets minus (ii) the amount paid to the First Lien Agent in connection with such Disposition pursuant to Section 2.03(b) of the First Lien Credit Agreement.

(d)          Subject to the First Lien Intercreditor Agreement, the Borrower shall prepay the Loans to the extent required pursuant to the provisions of Section 6.12 hereof.

(e)          In the event the First Lien Agent waives (i) any prepayments required pursuant to Section 2.03 of the First Lien Credit Agreement or (ii) any repayment required pursuant to Section 2.04 of the First Lien Credit Agreement then the Borrower shall prepay the Loans in the amount of such payment waived by the First Lien Agent.

(f)          Prepayments made pursuant to this Section 2.03 shall be applied to the remaining scheduled installments of principal due in respect of the Loans in inverse order of maturity.

Section 2.04         Repayment of Obligations.

(a)          In addition to the mandatory prepayment provisions set forth in Section 2.03 above, the Borrower shall repay the Loans in an amount equal to $500,000 on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2013.

(b)          The Borrower shall repay to the Agent, for the account of the Lenders, on the Termination Date the aggregate principal amount of Loans outstanding on such date. Once repaid or prepaid, Loans may not be reborrowed.

Section 2.05         Interest.

(a)          Subject to the provisions of Section 2.05(b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Adjusted LIBOR Rate plus the Applicable Margin.

(b)          If any Event of Default exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Except as provided in Section 2.05(b), interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.06         Fees.

(a)          Early Termination Fee. In the event that (i) the Termination Date occurs, for any reason, prior to March 28, 2017, or (ii) the Borrower makes any voluntary prepayment of the Loan prior to March 28, 2017 (other than (x) in connection with a refinancing of the Loans in which Pathlight participates or (y) for purposes of ensuring compliance with Section 7.15(b) or curing any Default or Event of Default thereunder (but solely up to the amount necessary to ensure such compliance or cure such Default or Event of Default)), the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a premium (the “Early Termination Fee”) equal to the following amounts:

Prepayment Date	Early Termination Fee

From and after the Closing Date through the date immediately preceding the 1st anniversary of the Closing Date	4.00% of the Called Principal Amount

From and after the 1st anniversary of the Closing Date through the date immediately preceding the 2nd anniversary of the Closing Date	3.00% of the Called Principal Amount

From and after the 2nd anniversary of the Closing Date through the date immediately preceding the 3rd anniversary of the Closing Date	2.00% of the Called Principal Amount

From and after the 3rd anniversary of the Closing Date through the date immediately preceding the 4th anniversary of the Closing Date	1.00% of the Called Principal Amount

All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

(b)          Agent’s Fee. The Borrower shall pay to the Agent for its own account an annual administrative agent’s fee in the amount of $60,000 per annum (the “Agent’s Fee”), which Agent’s Fee shall be paid on the Closing Date and on each anniversary of the Closing Date. The Agent’s Fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)          Other Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.07         Computation of Interest and Fees. All computations of interest for the Alternate Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.08         Evidence of Debt.

(a)          The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

Section 2.09         Payments Generally; Agent’s Clawback.

(a)          General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Agent after 2:00 p.m. shall, at the option of the Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)          Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of any of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(c)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.10         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Loans resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably and in the priorities set forth in Section 8.03, provided that:

(i)          if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01         Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)          Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent) require the deduction or withholding of any Tax from any such payment by the Agent or a Loan Party, then the Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)         If any Loan Party or the Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications.

(i)          The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)         Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d)          Evidence of Payments. Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)          Status of Lenders; Tax Documentation.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)        executed originals of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f)          Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)          Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all of the Obligations.

Section 3.02         Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to determine or charge interest based on the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to determine interest based on the LIBOR Rate shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Immediately upon receipt of such notice, interest on the Loan shall accrue and be payable at the Alternative Rate.

Section 3.03         Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for the Interest Period or the LIBOR Rate for the Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Upon receipt of such notice, interest on the Loans shall accrue and be payable at the Alternate Rate.

Section 3.04         Increased Costs; Reserves.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, together with documentation reasonably supporting such request, the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then upon request from time to time from such Lender together with documentation reasonably supporting such request, the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Reserved.

(f)          Notwithstanding anything to the contrary contained in this Section 3.04, no Lender shall demand compensation for any increased costs pursuant to this Section 3.04 if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with similarly affected loans.

Section 3.05         Reserved.

Section 3.06         Mitigation Obligations.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04 or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.07         Survival. All of the Borrower’s obligations under this Article III shall survive repayment of all Obligations hereunder and resignation of the Agent.

Article IV
CONDITIONS PRECEDENT TO LOANS

Section 4.01         Conditions of Loan. The obligation of each Lender to make its Loan hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Agent:

(i)          counterparts of this Agreement each properly executed by a Responsible Officer of the signing Loan Party and the Lenders sufficient in number for distribution to the Agent, each Lender and the Borrower;

(ii)         a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv)        copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing in its jurisdiction of organization or formation;

(v)         an opinion of White & Case LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;

(vi)        a certificate of a Responsible Officer of the Borrower certifying (A) that the conditions specified in this Article IV have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii)       [Reserved.];

(viii)      the Security Documents and evidence that the certificates evidencing any stock being pledged thereunder have been delivered to the First Lien Agent, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;

(ix)         a License Payment Report as of March 22, 2013;

(x)          all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi)         the Warrant Purchase Agreement and the Warrant, each duly executed by the Borrower;

(xii)        The First Lien Intercreditor Agreement duly executed by all parties thereto and acknowledged by each Loan Party;

(xiii)       (A)         an appraisal (based on net liquidation value) by a third party appraiser acceptable to the Agent of all Material Intellectual Property of the Loan Parties, the results of which are satisfactory to the Agent, and (B) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Agent;

(xiv)      results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements satisfactory to the Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agent for the delivery of such termination statements have been made; and

(xv)       all documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

(b)          The Agent and the Lenders shall have received and be satisfied with the substance of (i) (x) audited annual financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2011, (y) audited annual financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2012 (or, if audited financial statements are not available, unaudited drafts thereof), and (z) interim financial statements of the Borrower and its Subsidiaries dated the end of the most recent Fiscal Quarter ended at least forty-five (45) days prior to the Closing Date for which such financial statements are available, and (ii) projections and such other information (financial or otherwise) reasonably requested by the Agent.

(c)          All fees required to be paid to the Agent on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(d)          The Borrower shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced at least one (1) Business Day prior to the Closing Date.

(e)          The Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(f)          The Agent shall have received a certified copy of the Brand Matter Acquisition Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto), which shall be in full force and effect.

(g)          Prior to or contemporaneously with the initial funding of the Loans, the Borrower shall consummate the Brand Matter Acquisition in accordance with the terms and conditions set forth in the Brand Matter Acquisition Agreement; provided that, without the prior consent of the Agent, no provision of the Brand Matter Acquisition Agreement shall have been amended, supplemented or otherwise modified, and no provision thereof shall have been waived by the Borrower in a manner that is material and adverse to the interests of the Lenders (as reasonably determined by the Agent).

(h)          The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects.

(i)          There shall not be pending any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority in which there is a reasonable possibility of a decision which would reasonably be expected to have a Material Adverse Effect.

(j)          after giving effect to the Brand Matter Acquisition, the funding of the First Lien Facility and the funding of the Loan, hereunder, the Borrower shall have cash on its balance sheet in an amount at least equal to $15,000,000 and shall provide evidence reasonably satisfactory to the Agent reflecting such cash balance.

(k)          The Agent shall have received evidence reasonably satisfactory to it that in connection with the Brand Matter Acquisition that the holder of Equity Interest in Brand Matter shall have converted at least $12,000,000 of such Equity Interest into Equity Interest of the Borrower.

(l)          The First Lien Credit Agreement shall have closed and the lenders under the First Lien Facility shall have funded $45,000,000. The Agent shall have received a certified copy of the First Lien Credit Agreement and First Lien Loan Documents.

(m)          The Agent shall have received evidence satisfactory to it that all of the outstanding convertible notes of the Borrower in the aggregate principal amount of $14,500,000 shall have been converted into Equity Interests of the Borrower.

Article V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans hereunder, each Loan Party represents and warrants to the Agent and the other Credit Parties that:

Section 5.01         Existence, Qualification and Power. Each Loan Party and each of their Subsidiaries (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in clauses (a) and (b) to the extent not relating to the Loan Parties or to DVS and in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

Section 5.02         Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents); or (d) violate any applicable Law, except in the case of clauses (b)(ii) and (d), to the extent that such conflict or violation would not reasonably be expected to result in a Material Adverse Effect.

Section 5.03         Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

Section 5.04         Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Credit Parties.

Section 5.05         Financial Statements; No Material Adverse Effect.

(a)          Except with respect to items to be reflected in the Restated Financial Statements, the Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)          Except with respect to items to be reflected in the Restated Financial Statements, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2012, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)          Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)          Except with respect to items to be reflected in the Restated Financial Statements, to the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, (i) in any financial information delivered or to be delivered to the Agent or the Lenders, (ii) of covenant compliance calculations provided hereunder or (iv) of the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a Consolidated basis.

(e)          The Consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance, it being recognized by the Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projected results included in such projections.

(f)          The License Payment Report delivered to the Agent pursuant to Section 4.01(a)(ix) was true and correct and fairly and accurately presented all of the payments received by any Loan Party with respect to any licenses or license agreements for the period covered thereby.

Section 5.06         Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Section 5.07         No Default. No Loan Party or any Subsidiary is in default under or with respect to, any Material Contract or any Material Indebtedness. As of the Closing Date, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08         Ownership of Property; Liens.

(a)          Each of the Loan Parties has good marketable title in fee simple to or valid leasehold interests or use rights in, all Real Estate necessary in the ordinary conduct of its business, except for (i) Permitted Encumbrances, and (ii) such defects in, or failures to have, title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries has good and marketable title to, or valid licenses to use, all personal property and assets material to the ordinary conduct of its business except for such defects in, or failures to have, title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate (excluding Leases, easements, rights of way and similar rights) that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all material Leases of the Loan Parties, together with the name of each lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of any material term thereof.

Section 5.09         Environmental Compliance.

(a)          No Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case (i) to (iv), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party is listed or, to the knowledge of the Loan Parties proposed for listing, on the NPL or on the CERCLIS; (ii) to the knowledge of the Loan Parties, there are no underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed on any property currently owned or operated by any Loan Party; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party in violation of any Environmental Law.

(c)          No Loan Party is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Loan Parties, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to have a Material Adverse Effect.

Section 5.10         Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

Section 5.11         Taxes. The Loan Parties and each of their Subsidiaries (a) have filed all United States federal, state and other material tax returns and reports required to be filed, and (b) have paid all United States federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP or (ii) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

Section 5.12         ERISA Compliance.

(a)          Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other U.S. federal or state laws, except where any failure could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)          There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except, in each of clauses (i) through (v), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13         Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those Liens created under the Security Documents, Liens permitted by clause (o) of the definition of Permitted Encumbrances and Permitted Encumbrances having priority over the Lien of the Credit Parties under applicable Laws. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those Liens created under the Security Documents and Permitted Encumbrances having priority over the Liens of the Credit Parties under applicable Laws. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

Section 5.14         Margin Regulations; Investment Company Act.

(a)          No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)          None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15         Disclosure. Each Loan Party and each of their Subsidiaries has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, no report, financial statement, certificate or other information relating to the Borrower or any of its Subsidiaries (other than any information of a general economic or industry specific nature and third party consultants reports) furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished prior to the execution hereof or thereof) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, after giving effect to any supplements thereto, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.16         Compliance with Laws. Each of the Loan Parties and each of their Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17         Intellectual Property; Licenses, Etc. The Loan Parties and each of their Subsidiaries own, or are licensed to use, all Material Intellectual Property, and the use thereof by the Loan Parties or their Subsidiaries does not infringe upon the rights of any other Person. Except as set forth in Schedule 5.17A, all items of Material Intellectual Property as of the Closing Date are: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) to the knowledge of the Loan Parties, valid, in full force and effect and not in known conflict with the rights of any Person. The Loan Parties have made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect their interests in the Material Intellectual Property in the United States Patent and Trademark Office, and the United States Copyright Office, as appropriate, including, the performance of all acts and the payment of all required fees and taxes to maintain each and every item of Material Intellectual Property in full force and effect. As of the Closing Date, no litigation is pending or, to the knowledge of any Loan Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Material Intellectual Property. No Loan Party (x) is in breach of or default under the provisions of any of the Material Licenses, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect or (y) is a party to any amendment, side letter, joint-venture or any other instrument or agreement relating to any Material Intellectual Property or Material License that has not been previously disclosed and provided to the Agent.

Section 5.18         Reserved.

Section 5.19         Security Documents.

(a)          The Security Agreement creates in favor of the Agent, for the benefit of the Credit Parties, a valid and enforceable security interest in the Collateral (as defined in the Security Agreement) the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The UCC financing statements and other filings delivered by the Loan Parties on the Closing Date are in appropriate form for filing in the applicable offices. Upon such filings and/or the obtaining of “control” (as such term is defined in the UCC) to the extent required by the Loan Documents (and, in the case of Intellectual Property that is issued by, or registered or applied for in, the United States Copyright Office and constituting Collateral, the filing and recordation of the Copyright Security Agreement with the United States Copyright Office, the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected in the United States by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) (it being understood that subsequent recordings in the United States Copyright Office may be necessary to perfect a Lien on registered Copyrights acquired by the Loan Parties after the date hereof).

Section 5.20         Solvency.

After giving effect to the transactions contemplated by this Agreement, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

Section 5.21         Deposit Accounts.

(a)          Annexed hereto as Schedule 5.21 is a list of all Deposit Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each Deposit Account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

Section 5.22         Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 5.23         Material Contracts. Schedule 5.23 sets forth all Material Contracts (other than Material Licenses set forth on Schedule 5.17) to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Agent on or before the Closing Date. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract.

Article VI
AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), the Loan Parties shall, and shall cause their Subsidiaries to:

Section 6.01         Financial Statements. Deliver to the Agent, in form and detail satisfactory to the Agent:

(a)          as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower (commencing with the fiscal year ended December 31, 2012), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)          as soon as available, but in any event within 45 days after the end of each Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended March 31, 2013), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)          solely to the extent prepared by the Borrower in the ordinary course of business, then as soon as available, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each Fiscal Month of each Fiscal Year of the Borrower, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)          as soon as available, but in any event at least 30 days before the end of each Fiscal Year of the Borrower, forecasts prepared by management of the Borrower, representing the Borrower’s best good faith estimate of future financial performance and based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions and consistent with historical practices and otherwise in form and based upon assumptions reasonably satisfactory to the Agent, of the consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly (or, solely to the extent prepared by the Borrower in the ordinary course of business, monthly) basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year; and

(e)          as soon as available, but in any event within 5 business days after the end of each Fiscal Month of the Borrower, a License Payment Report as at the end of such Fiscal Month.

Section 6.02         Certificates; Other Information. Deliver to the Agent, in form and detail satisfactory to the Agent:

(a)          concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary for their certification of such financial statements, such Registered Public Accounting Firm has not obtained any knowledge of the existence of any Default or Event of Default under Section 7.15 hereof or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the Fiscal Year ended December 31, 2012), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(c)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), financial statements with respect to any Excluded Subsidiaries of the Loan Parties;

(d)          promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e)          promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange;

(f)          as soon as available, but in any event within 15 days after the end of each Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended March 31, 2013), an updated report of the royalty revenue summary by brand and related licensing detail with respect to the all Material Licenses of the Loan Parties and any Subsidiary;

(g)          as soon as available, but in any event within 15 days after the end of each Fiscal Year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Loan Parties and containing such additional information as the Agent, or any Lender through the Agent, may reasonably specify;

(h)          promptly after the Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness;

(i)          promptly, and in any event within five Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect;

(j)          promptly, any material amendments, modifications or waivers with respect to any Material Contract or Material License;

(k)          promptly, any Primary Material License entered into by a Loan Party or its Subsidiary;

(l)          promptly, any material notices or information received by any Loan Party from the First Lien Agent or any lender under the First Lien Credit Agreement; and

(m)          promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b), or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.03         Notices. Promptly notify the Agent:

(a)          of the occurrence of any Default or Event of Default under this Agreement or under the First Lien Credit Agreement;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect,

(c)          of any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(d)          of any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority, or the commencement of, or any material development in, any litigation or proceeding affecting any Loan, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e)          of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(f)          of any material change in accounting policies or financial reporting practices by any Loan Party;

(g)          of any change in the Borrower’s senior executive officers;

(h)          of the discharge by the Borrower of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i)          Reserved;

(j)          of the filing of any Lien for unpaid Taxes against any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(k)          of the Borrower’s obtaining knowledge that any application or registration relating to any Material Intellectual Property (whether now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Borrower’s ownership of any Material Intellectual Property; and

(l)          of the failure to renew, or the cancelation of, any Material License.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Documents required to be delivered pursuant to this Section 6.03 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 6.04         Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators, and carriers) which, if unpaid, would by Law become a Lien upon its property (other than Permitted Encumbrances); and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i)(A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05         Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, no provision herein or in any other Loan Document shall be deemed to restrict the dissolution of William Rast Europe Holdings, LLC and such dissolution is expressly permitted.

Section 6.06         Maintenance of Properties; Intellectual Property.

(a)          (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          (i) Maintain all Material Intellectual Property in order that such Material Intellectual Property will be (A) subsisting and not adjudged invalid or unenforceable, in whole or part and (B) valid, in full force and effect and not in known conflict with the rights of any Person; (ii) make all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect such Loan Party’s interest in the Material Intellectual Property in the United States Patent and Trademark Office and the United States Copyright Office; (iii) perform all acts and pay all required fees and taxes to maintain each and every item of the Material Intellectual Property in full force and effect; and (iv) enforce all material provisions relating to quality assurance of products and services set forth in any Primary Material License. For clarity, if any Loan Party determines, in its reasonable judgment, that any item of Intellectual Property which does not constitute Material Intellectual Property is no longer used or useful or of material value, such Loan Party may abandon, cancel or cease to protect such non-Material Intellectual Property.

Section 6.07         Maintenance of Insurance.

(a)          Maintain with financially sound and reputable insurance companies reasonably acceptable to the Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent.

(b)          Cause each such policy referred to in clause (a) above (i) to be endorsed to name the Agent as an additional insured or a loss payee, as applicable, in a form reasonably satisfactory to the Agent, and (ii) to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.

(c)          Deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence satisfactory to the Agent of payment of the premium therefor.

(d)          None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

Section 6.08         Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09         Books and Records; Accountants.

(a)          Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties.

(b)          At all times retain Grant Thornton LLP or any other Registered Public Accounting Firm of nationally recognized standing, or another Registered Public Accounting Firm which is reasonably satisfactory to the Agent, and, subject to the limitation set forth in Section 6.10 below, instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Agent.

Section 6.10         Inspection Rights; Appraisals of Intellectual Property.

(a)          Permit representatives and independent contractors, including consultants, of the Agent to visit and inspect, under guidance of officers of the Borrower, any of its or its Subsidiaries properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired (but absent the existence of a Default or Event of Default, the Borrower shall not be required to pay for more than three such visits and inspections in any calendar year) upon reasonable advance notice to the Borrower; provided, however, that when a Default or an Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties as often as it deems appropriate and at any time during normal business hours and without advance notice.

(b)          Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including appraisers) retained by the Agent to conduct (x) up to two (2) appraisals of the trade names and brands and other Intellectual Property of the Loan Parties and DVS in each calendar year at the Loan Parties’ expense and (y) up to one (1) additional appraisal of the trade names and brands and other Intellectual Property of the Loan Parties and DVS in each calendar year at the Lenders’ expense. Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken if a Default or an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties. The Agent agrees that as long as no Default or Event of Default has occurred and is continuing and as long as  the First Lien Agent has conducted an appraisal of the trade names and brands and other Intellectual Property  during any calendar year and such appraisers and the form and substance of such appraisal are, in each case, reasonably satisfactory to the Agent (which appraisal has been delivered to the Agent by the First Lien Agent), then the Agent shall only conduct one additional appraisal at the Loan Parties expense in such calendar year; (the Loan Parties shall authorize and direct the First Lien Agent to deliver such appraisals to the Agent to do so).

Section 6.11         Additional Loan Parties. Notify the Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days or such longer period as may be agreed to by the Agent in its reasonable discretion), cause any such Person (a) which is not a CFC or an Excluded Subsidiary to (i) become a Loan Party by executing and delivering to the Agent a Joinder to this Agreement or a Joinder to the Facility Guaranty or such other documents as the Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Agent on such Person’s Intellectual Property and other assets of the same type that constitute Collateral (other than for the avoidance of doubt, Real Estate) to secure the Obligations, and (iii) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person (other than an Excluded Subsidiary) are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC); the Equity Interests of such Subsidiary to be pledged shall be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary, in each case in form, content and scope reasonably satisfactory to the Agent. In no event shall compliance with this Section 6.11 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.11 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower.

Section 6.12         Cash Management.

(a)          On or prior to the day which is ninety (90) days following the Closing Date (or such longer period as may be agreed to by the Agent in its reasonable discretion), cause all Deposit Accounts that are concentration and controlled disbursement accounts of the Loan Parties to be maintained with Bank of America pursuant to such documentation as the Agent may reasonably request, including, without limitation, a Blocked Account Agreement satisfactory in form and substance to the Agent with respect to each such Deposit Account (collectively, the “Blocked Accounts”); provided that the Borrower shall be permitted to maintain for the nine (9) month period immediately following the Closing Date, up to $1,500,000 in the aggregate in any disbursement account(s) which are not held by Bank of America (such account(s), the “Excluded Accounts”); it being understood that (x) no later than December 26, 2013, a Blocked Account Control agreement shall be required in respect to the Excluded Accounts (including, for the avoidance of doubt, those Deposit Accounts described in clause (z) of this proviso), (y) prior to December 26, 2013, no Blocked Account Control Agreement or other control agreement shall be required in respect of the Excluded Accounts, provided that the aggregate amount on deposit in the Excluded Accounts at any time does not exceed $1,500,000, and (z) on and after December 26, 2013 the amount in all Deposit Accounts located outside of the United States shall not exceed $500,000 in the aggregate.

(b)          After the occurrence and during the continuance of an Event of Default, cause the ACH or wire transfer to the collection account maintained by the First Lien Agent at Bank of America (the “Collection Account”), no less frequently than daily, all cash receipts and collections received by each Loan Party from all sources, whether or not constituting Collateral, including, without limitation, the then entire ledger balance of each Blocked Account or any other Deposit Account of the Loan Parties (in each case, net of any minimum balance, not to exceed $2,500.00 per account, as may be required to be kept in the subject Blocked Account or other Deposit Account by the applicable Blocked Account Bank or depository).

(c)          The Collection Account shall at all times be under the sole dominion and control of the First Lien Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times be collateral security for all of the Obligations and (iii) during the continuance of an Event of Default, the funds on deposit in the Collection Account shall be applied to the repayment of the Obligations as provided in this Agreement subject to the First Lien Intercreditor Agreement. In the event that, notwithstanding the provisions of this Section 6.12, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.

(d)          Upon the request of the Agent, cause bank statements and/or other reports to be delivered to the Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

Section 6.13         Information Regarding the Collateral.

Furnish to the Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s; (ii) the location of any Loan Party’s chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral owned by it; (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless all filings have been made or are made substantially concurrently therewith under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

Section 6.14         Environmental Laws.

(a)          Except in each case, where the failure to do so would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (a) conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all material environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

Section 6.15         Further Assurances.

(a)          Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties (subject to the rights of the Loan Parties to dispose of the Collateral to the extent permitted herein). The Loan Parties also agree to provide to the Agent, from time to time upon request, evidence satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)          If any material assets of the type included in the Collateral as of the Closing Date (excluding for the avoidance of doubt, any Real Estate) are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien under the Security Documents upon acquisition thereof and other than, for the avoidance of doubt, any Equity Interests of any Excluded Subsidiary), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.15, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.15(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.15(b) if such transaction was not otherwise expressly permitted by this Agreement.

Section 6.16         Material Contracts. (a) Perform and observe all the terms and provisions of each Primary Material License and each other Material Contract (other than Secondary Material Licenses) to be performed or observed by it, (b) maintain each such Primary Material License and each other Material Contract (other than Secondary Material Licenses) in full force and effect except to the extent such Primary Material License or other Material Contract (other than Secondary Material Licenses) is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, (c) enforce each such Primary Material License and each other Material Contract (other than Secondary Material Licenses) in accordance with its terms, and (d) cause each of its Subsidiaries to do the foregoing, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 6.17         Reserved.

Section 6.18         Post-Closing Items.

(a)          (i) Within ninety (90) days of the Closing Date (or such longer period as may be agreed by the Agent in its reasonable discretion), the Loan Parties shall cause to be obtained the Blocked Account Agreements required pursuant to Section 6.12 hereof, and (ii) no later than December 26, 2013, the Loan Parties shall cause to be obtained the Blocked Account Agreements for the Excluded Accounts.

(b)          The Borrower shall use commercially reasonable efforts to enter into a long term lease in respect of its corporate headquarters on or prior to the date that is one hundred and twenty (120) days following the Closing Date; it being understood and agreed that the failure to enter into such lease on or prior to such date shall not constitute a Default or Event of Default hereunder, under the other Loan Documents or the First Lien Credit Agreement.

(c)          Within five (5) business days of the Closing Date (or such longer period as may be agreed by the Agent in its reasonable discretion), the Loan Parties shall deliver to the Agent an opinion from local Nevada counsel and an opinion from local Texas counsel, in each case, as to such customary matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request.

(d)          Within thirty (30) business days of the Closing Date (or such longer period as may be agreed by the Agent in its reasonable discretion), the Loan Parties shall cause to be delivered all endorsements to the insurance policies in favor of the Agent as are required under the Loan Documents.

(e)          Within five (5) business days of the Closing Date (or such longer period as may be agreed by the Agent in its reasonable discretion), the Loan Parties shall cause to be delivered customary evidence reasonably satisfactory to the Agent that all insurance required to be maintained pursuant to the Loan Documents are in effect.

Article VII

NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), no Loan Party shall nor shall it permit any of its Subsidiaries to:

Section 7.01         Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

Section 7.02         Investments. Make any Investments, except Permitted Investments. Neither Agent nor any Lender shall condition any consent to an Acquisition which is not a Permitted Acquisition and for which the Lender has declined to provide financing for such Acquisition.

Section 7.03         Indebtedness; Disqualified Stock; Equity Issuances.

(a)          Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness;

(b)          Issue Disqualified Stock;

(c)          Issue and sell any other Equity Interests unless (i) such Equity Interests shall be issued solely by the Borrower and not by a Subsidiary of a Loan Party, (ii) such Equity Interests provide that all dividends and other Restricted Payments in respect thereof shall be made solely in additional shares of such Equity Interests, in lieu of cash, (iii) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests and in accordance with the limitations contained in this Agreement, and (iv) all Restricted Payments in respect of such Equity Interests are expressly subordinated to the Obligations; or

(d)          Permit any Excluded Subsidiary to create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to any Indebtedness, except Indebtedness of an Excluded Subsidiary with respect to the purchase price for any Permitted Acquisition if the Lenders have determined not to provide such Indebtedness or have failed to respond to exercise their right of first refusal with respect to providing such Indebtedness as set forth in Section 6.17.

Section 7.04         Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)          any Subsidiary (other than an Excluded Subsidiary) which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)          any Excluded Subsidiary may merge with any other Excluded Subsidiary;

(c)          any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into the Borrower, provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person; and

(d)          in connection with a Permitted Acquisition, any Subsidiary (other than an Excluded Subsidiary) of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.11 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person.

Section 7.05         Dispositions. Make any Disposition, except Permitted Dispositions.

Section 7.06         Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)          each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party or to another Subsidiary of the Borrower which is the immediate parent of the Subsidiary making such Restricted Payment;

(b)          the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)          Reserved.

(d)          any non-wholly-owned Subsidiary of the Borrower (other than William Rast) may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(e)          the Borrower may acquire Equity Interests in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities by way of cashless exercise; and

(f)          the Borrower may pay management fees to Tengram in the ordinary course of business and consistent with past practices and in accordance with Section 7.09(g).

Section 7.07         Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness for borrowed money, or make any payment in violation of any subordination terms, except (a) (i) regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than the First Lien Facility and Indebtedness of the Borrower under the Securities Purchase Agreement), (ii) regularly scheduled payments and mandatory prepayments under the First Lien Facility in accordance with the terms of the First Lien Credit Agreement and, so long as no Default or Event of Default then exists, prepayments and other repurchases, redemptions or defeasances of the First Lien Facility, and (iii) the conversion to Equity Interests (but not the payment) of Indebtedness under the Securities Purchase Agreement, and (b) Permitted Refinancings of any such Indebtedness.

Section 7.08         Change in Nature of Business. Engage in any line of business substantially different from the business conducted by the Loan Parties on the Closing Date or any business substantially related or incidental thereto.

Section 7.09         Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

(a)          a transaction between or among the Loan Parties;

(b)          dividends may be paid to the extent provided in Section 7.06;

(c)          loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 7.02, 7.03 and 7.04;

(d)          customary fees, indemnities and reimbursements may be paid to non-officer directors of the Borrower and its Subsidiaries;

(e)          the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business;

(f)          Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to the Borrower or to any wholly-owned domestic Subsidiary of the Borrower that is a Guarantor; and

(g)          Provided no Default or Event of Default exist or would arise as a result of the making of such payment, the Borrower may pay management fees to Tengram Capital Management, L.P. (“Tengram”) in the ordinary course of business and consistent with prior practices in an amount not to exceed in any Fiscal Year the lesser of (x) $1,000,000; or (y) the amount of such management fees set forth in the Management Services Agreement entered into by the Borrower and Tengram as in effect as of the Closing Date.

Section 7.10         Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary (other than an Excluded Subsidiary) to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations, (iii) of any Subsidiary (other than an Excluded Subsidiary) to make or repay loans to a Loan Party, or (iv) of the Loan Parties to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c), or (d) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 7.11         Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or (b) for any purposes other than (i) the payment of the purchase price and transaction costs in connection with the Brand Matter Acquisition, (ii) to finance Capital Expenditures of the Loan Parties, and (iii) for general corporate purposes, in each case to the extent expressly permitted under Law and the Loan Documents.

Section 7.12         Amendment of Material Documents; Material Licenses.

(a)          Amend, modify or waive any of a Loan Party’s rights under (i) its Organization Documents in a manner materially adverse to the Credit Parties, (ii) the First Lien Credit Agreement or any other documentation relating to the First Lien Facility that would shorten the maturity thereof or otherwise, when taken as a whole, be materially adverse to the Credit Parties or in a manner that would violate the First Lien Intercreditor Agreement, or (iii) any Primary Material License which would have an adverse impact on the Lenders (as reasonably determined by the Agent), without the prior express written consent of the Agent.

(b)          Enter into any new Material Licenses unless such licenses require each such licensee thereunder to pay any fees and other consideration thereunder into a Blocked Account.

Section 7.13         Fiscal Year.

Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

Section 7.14         Deposit Accounts.

Open new Deposit Accounts (other than the Excluded Account) unless the Loan Parties shall have delivered to the Agent appropriate Blocked Account Agreements as required pursuant to Section 6.12 and otherwise satisfactory to the Agent.

Section 7.15         Financial Covenants.

(a)          Positive Net Income. Permit Consolidated Positive Net Income, as calculated on a quarterly basis commencing with the Fiscal Quarter of the Borrower ending June 30, 2013 to be equal to or less than $0.

(b)          Loan to Value. On or after December 31, 2013, permit the Senior Obligations, at any time to be greater than the Loan to Value Percentage of the Realizable Orderly Liquidation Value of registered trademarks of the Loan Parties, as determined pursuant to the most recent appraisal with respect to such registered trademarks conducted by or on behalf of the Agent or delivered to the Agent by the First Lien Agent pursuant to Section 6.10(b).

(c)          Cash Balance. Permit the aggregate cash on deposit in the Loan Parties’ Blocked Accounts at any time (i) during the period of the Closing Date through and including December 31, 2013 to be less than $3,524,597; or (ii) on or after January 1, 2014 to be less than $3,000,000.

Article VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01         Events of Default. Any of the following shall constitute an Event of Default:

(a)          Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid, any amount of principal of any Loan, or (ii) within three (3) Business Days of any due date therefor, interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 6.03(a), 6.05(a), 6.06(b)(i)(A), 6.17, 6.18 or Article VII, or (ii) Sections 6.01, 6.02, 6.03 (other than 6.03(a)), 6.06(b)(i)(B) and (ii)-(iv), 6.07, 6.10 or 6.12 and such failure continues for 10 days, or (iii) Sections 6.11 or 6.13 and such failure continues for 15 days; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)          Cross-Default. Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f)          Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 45 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 45 calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issuance or levy; or

(h)          Judgments. There is entered against any Loan Party (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)          Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Material Intellectual Property, Material License or any other material portion of the Collateral, with the priority required by the applicable Security Document, except to the extent that any lack of perfection or enforceability results from any act or omission of the Agent (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the terms of any Loan Document); or

(k)          Change of Control. There occurs any Change of Control; or

(l)          Cessation of Business. Except as otherwise expressly permitted hereunder, the Loan Parties, taken as a whole, shall take any action to suspend the operation of their business in the ordinary course or liquidate all or a material portion of their assets or business; or

(m)          Breach of Contractual Obligation. Any default or event of default occurs under a Primary Material License which gives rise to a right of a party to such Primary Material License to cease payment to, or excuses payment to, the Borrower thereunder, or the termination of any Primary Material License unless either (i) the Borrower reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the occurrence of such default or termination, or (ii) the Borrower is disputing such default in good faith based on reasonable grounds (as determined by the Agent in its reasonable discretion), or (iii) the Borrower enters into a substitute Primary Material License and the Borrower reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that, after giving effect to such substitute Primary Material License, the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the occurrence of such default or termination; or

(n)          Indictment. Any director or senior officer of any Loan Party is (i) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (ii) charged by a Governmental Authority under any Law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or

(o)          Insolvency of Licensee. Any proceeding described in clause (f) above, whether voluntary or involuntary, shall commence with respect any licensee under a Primary Material License and shall continue for a period of 45 days, unless (i) the applicable licensee shall “assume” the applicable Primary Material License under applicable bankruptcy law, or (ii) either (A) the Borrower otherwise reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the commencement of such proceeding or (B) the Borrower enters into a substitute Primary Material License and the Borrower reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that, after giving effect to such substitute Primary Material License, the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the occurrence of such default or termination; or

(p)          Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the subordinated indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the subordinated indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

Section 8.02         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(b)          whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Default or Event of Default with respect to any Loan Party under Section 8.01(f), the unpaid principal amount of all outstanding Loans, all interest accrued thereon and all other Obligations shall automatically become due and payable without further act of the Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

Section 8.03         Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Obligations have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Agent in the following order subject to the terms of the First Lien Intercreditor Agreement:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent;

Second, to payment of that portion of the Obligations constituting indemnities (including indemnities due under Section 10.04 hereof), Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including Credit Party Expenses to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and fees (excluding any Early Termination Fee then owing), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations and the payment of any Early Termination Fee then owing), ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Section 8.04         Right to Cure. .

(a)          Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under the financial covenant set forth in Section 7.15(b) and until the expiration of the fifteenth (15th) calendar day thereafter (such date, the “Cure Expiration Date”), the Borrower may, so long as no Default or Event of Default then exists (other than an Event of Default under the financial covenant set forth in Section 7.15(b)), (x) designate any portion of the Net Proceeds of any issuance of common Equity Interests of the Borrower or any cash proceeds from an equity contribution to the Borrower’s common equity made by the Borrower’s shareholders, or (y) any cash on hand of the Borrower, so long as, as a prepayment of the Loans in an amount equal to the amount by which the outstanding amount of the Obligations exceed the limitation set forth in Section 7.15(b), as determined pursuant to the most recent appraisal conducted by or on behalf of the Agent pursuant to Section 6.10(b); provided that, the Borrower may not use cash described in clause (y) above for any prepayment pursuant to this Section 8.04, unless after giving effect to the prepayment under this Section 8.04, the Borrower has cash on its balance sheet at least equal to $10,000,000.

(b)          If, after giving effect to the foregoing prepayment of the Loans, the Borrower shall then be in compliance with the requirements of Section 7.15(b), the Borrower shall be deemed to have satisfied the requirements of Section 7.15(b) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable existing breach or default of Section 7.15(b) shall be deemed cured for this purpose of the Agreement.

Article IX

THE AGENT

Section 9.01         Appointment and Authority.

(a)          Each of the Lenders (in its capacity as a Lender) hereby irrevocably appoints Bank of America to act on its behalf as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the other Credit Parties, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.02         Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03         Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Applicable Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Applicable Lenders (as the Agent shall believe in good faith shall be necessary under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Loan Parties or a Lender. In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of a Default or an Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 9.04         Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05         Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06         Resignation of Agent. The Agent may at any time give written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.

Section 9.07         Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.11, the Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent.

Section 9.08         Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of the Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Agent and such Credit Parties under Sections 2.06 and 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.06 and 10.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Credit Party or to authorize the Agent to vote in respect of the claim of any Credit Party in any such proceeding.

Section 9.09         Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agent, at its option and in its discretion,

(a)          to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b)          to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c)          to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

Section 9.10         Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

Section 9.11         Reports and Financial Statements. By signing this Agreement, each Lender:

(a)          Reserved;

(b)          is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrower hereunder;

(c)          is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all appraisals of the Collateral received by the Agent (collectively, the “Reports”);

(d)          expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the financial statements or Reports, and shall not be liable for any information contained in any financial statement or Report;

(e)          expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(f)          agrees to keep all financial statements and Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(g)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, the Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 9.12         Agency for Perfection. Each Credit Party hereby appoints each other Credit Party as agent for the purpose of perfecting Liens for the benefit of the Credit Parties, in assets which, in accordance with Article 9 of the UCC or any other Law of the United States can be perfected only by possession or control. Should any Credit Party (other than the Agent) obtain possession or control of any such Collateral, such Credit Party shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 9.13         Indemnification of Agent. Without limiting the obligations of Loan Parties hereunder, to the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under Section 10.04 to be paid by them to the Agent (or any sub-agent thereof), the Lenders shall indemnify the Agent, any sub-agent thereof and any Related Party, as the case may be ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, any sub-agent thereof and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent, any sub-agent thereof and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, any sub-agent’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Section 9.14         Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

Article X

MISCELLANEOUS

Section 10.01      Amendments, Etc.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Agent, with the Consent of the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)          as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender,

(ii)         as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan held by such Lender, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of such Lender; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iii)        as to any Lender, change Section 2.10 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(iv)        change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(v)         except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(vi)        except for Permitted Dispositions or as provided in Section 9.09, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender; and

(vii)       except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)          Notwithstanding anything to the contrary in this Agreement or any other Loan Document any Loan Document may be amended and waived with the consent of the Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

(c)          If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Borrower may repalce such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

(d)          Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Agent and the Borrower (i) to add one or more additional term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Section 10.02      Notices; Effectiveness; Electronic Communications.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Loan Parties or the Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)         if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in writing to the Borrower and the Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          Change of Address, Etc. Each of the Loan Parties and the Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)          Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03   No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, or (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04    Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower shall pay all Credit Party Expenses.

(b)          Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any one counsel for the Indemnitees (and in the event of an actual conflict of interest, one additional counsel for such affected parties) and one additional counsel in each other applicable jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of the obligations under this Agreement of, such Indemnitee, or (y) are due to disputes between and among Indemnitees (other than disputes involving any act or omission of the Borrower or any of its Affiliates (other than the claims of the Agent)). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof.

(d)          Payments. All amounts due under this Section shall be payable on demand therefor.

(e)          Limitation of Liability. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)          Survival. The agreements in this Section shall survive the resignation of the Agent, the assignment of the Loans by any Lender, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06 Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)         in any case not described in subsection (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(A) of this Section and, in addition:

(A)         the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, or an Approved Fund with respect to such Lender or to a Person on the list of prohibited assignees attached hereto as Schedule 10.06, and shall be deemed to have been given unless the Borrower has responded within five (5) Business Days of request therefor; and

(B)         the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)         No Assignment to Certain Persons. No such assignment shall be made (A) to the Loan Parties or any of the Loan Parties’ Subsidiaries or (B) to a natural Person.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)          Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

(ii)         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (iii) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(iii)        Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.07  Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement (including any electronic agreement contained in any Platform) containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

Section 10.08  Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans and other Obligations or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations or the termination of this Agreement or any provision hereof.

Section 10.12  Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13  Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Non-Consenting Lender, then the Borrower may, with the consent of the Agent and at Borrower’s sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)          the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(b);

(b)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with Laws; and

(e)          in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.14  Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK.

(b)          SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.15  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.17  USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Loan Parties shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 10.18  Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Loan Parties or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

Section 10.19  Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.20  Press Releases.

(a)          Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under Law and then, in any event, such Credit Party or Affiliate will consult with the Agent before issuing such press release or other public disclosure.

(b)          Each Loan Party consents to the publication by the Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. The Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Borrower prior to the publication thereof. The Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 10.21 Additional Waivers.

(a)          The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party, or (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise.

(b)          To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all of the Obligations have been indefeasibly paid in full in cash. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party.

(c)          Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all of the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the Borrower hereunder or other Obligations incurred directly and primarily by the Borrower (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

Section 10.22  No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.23  Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 10.24  Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.25  First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, the security interest granted to the Agent, for the benefit of the Credit Parties, pursuant to the Security Documents and the exercise of any right or remedy by the Agent hereunder and thereunder are subject to the provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and this Agreement, the terms of the First Lien Intercreditor Agreement shall govern and control. Except as specified herein, nothing contained in the First Lien Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Loan Parties and the Agent, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

GUARANTORS:

VERSATILE ENTERTAINMENT, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

BELLA ROSE, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

WILLIAM RAST SOURCING, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

WILLIAM RAST LICENSING, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

WILLIAM RAST RETAIL, LLC

BY: WILLIAM RAST SOURCING, LLC,
as the Manager

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

WILLIAM RAST EUROPE HOLDINGS, LLC

BY: WILLIAM RAST SOURCING, LLC, as the Manager

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

HEELY’S, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

HEELING MANAGEMENT CORP.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

HEELING HOLDING CORPORATION

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

HEELING SPORTS LIMITED

BY: HEELING MANAGEMENT CORP., as the General Partner

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

BY: HEELING HOLDING CORPORATION, as the Limited Partner

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

B®AND MATTER, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

PATHLIGHT CAPITAL, LLC, as Agent and as a Lender

By:	/s/ Katie Hendricks
Name: Katie Hendricks
Title: Vice President

Schedule 1.01

Non-Guarantor Subsidiaries

DVS Footwear International, LLC

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Percentage
Pathlight Capital, LLC	$20,000,000	100%

Schedule 5.01

Loan Parties Organizational Information

Loan Party	State of Incorporation or Organization	Organization Type	Organization Number (if any)	Federal Employer Identification Number
Sequential Brands Group, Inc.	Delaware	corporation	0951343	86-0449546

Heelys, Inc.	Delaware	corporation	4184991	75-2880496

Heeling Management Corp.	Texas	corporation	158394700	75-2880478

Heeling Holding Corporation	Nevada	corporation	NVC14317-2000	74-2959557

Heeling Sports Limited	Texas	limited partnership	13521510	75-288079

Versatile Entertainment, Inc.	California	corporation	C2340499	95-4807108

Bella Rose, LLC	California	limited liability company	200513810052	87-0745811

B®and Matter, LLC	Delaware	limited liability company	4510759	26-2121258

William Rast Retail, LLC	California	limited liability company	200923810230	27-0919939

William Rast Licensing, LLC	California	limited liability company	200624310013	20-5504304

William Rast Sourcing, LLC	California	limited liability company	200624310012	20-5504372

William Rast Europe Holdings, LLC	Delaware	limited liability company	4664150	26-4443094

Schedule 5.08(b)(1)

Owned Real Estate

None.

Schedule 5.08(b)(2)

Leased Real Estate

Loan Party	Address of Leased Real Property	County	Name of Lessor and Contact Information

Sequential Brands Group, Inc.	17383 W. Sunset Boulevard, Pacific Palisades, CA 90272	Los Angeles	ECI Sunset, LLC c/o Embarcadero Capital Partners, LLC 1301 Shoreway Road, Suite 250 Belmont, CA 94002 Attention: John Hamilton

	1065 Avenue of the Americas Suite 1705 New York, NY 10018	New York	N/A1

B®and Matter, LLC	1450 Broadway Suite 802 New York, NY 10018	New York	1450 Broadway, LLC c/o Winoker Realty as agent 462 Seventh Ave New York, NY 10018 Tel: (212) 519-2000

Heeling Sports Limited	3200 Belmeade Drive Suite 100 Carrollton, TX 75006	Dallas	Cabot III – TX1M07 c/o Cabot Properties, Inc. One Beacon Street, 17th Floor Boston, MA 02108 Attn: Asset Management

1 This is the company’s new corporate headquarters. Company has right to use but no obligations under a formal lease through December 31, 2013.

Schedule 5.10

Insurance

[Attached]

Policy Overview

Prepared on : 03/21/2013 Page 1 of 6

agency: Mark Schneiderman
22201 Ventura BL #206
Woodland Hills, CA 91364
(818) 340-0078

For: Sequential Brands Group, Inc.
1065 6th Avenue, 17th Floor
New York, NY 10018

Policy Type	Insurance Company	Policy Number	Policy Period	Total Cost
Package	Mid-Century Insurance Company	09421-11-80	4/1/2012 - 4/14/2013	23,616.00

These schedules are provided as a brief outline of your policy. You must refer to the provisions found in your policy for the details of your coverages, terms, conditions and exclusions that apply.

Applicant Information Prepared on : 03/21/2013 Page 2 of 6

agency: Mark Schneiderman
22201 Ventura BL #206
Woodland Hills, CA 91364
(818) 340-0078

For: Sequential Brands Group, Inc.
1065 6th Avenue, 17th Floor
New York, NY 10018

Applicant Information		Amount/Limits	Insurance Company	Policy Number	Policy Period	Premium
First Named Insured:	Sequential Brands Group, Inc.		**Mid-Century Insurance Company**	**09421-11-80**	**4/1/2012 - 4/14/2013**	
Additional Insured:	William Rast Sourcing, LLC					
	Bella Rose, LLC					
	William Rast Licensing, LLC					
	Versatile Entertainment, Inc.					
	William Rast Retail, LLC					
	William Rast Europe Holdings, LLC					
	DVS Footwear International, LLC					

These schedules are provided as a brief outline of your policy. You must refer to the provisions found in your policy for the details of your coverages, terms, conditions and exclusions that apply.

Summary of Insurance

Prepared on : 03/21/2013 Page 3 of 6

agency: Mark Schneiderman
22201 Ventura BL #206
Woodland Hills, CA 91364
(818) 340-0078

For: Sequential Brands Group, Inc.
1065 6th Avenue, 17th Floor
New York, NY 10018

Coverage	Amount/Limits	Insurance Company	Policy Number	Policy Period	Premium
Commercial Property		**Mid-Century Insurance Company**	**09421-11-80**	**4/1/2012 - 4/14/2013**	
Loc # 00001 Bldg # 00001 1065 6th Avenue 17th Floor New York, NY 10018					
Business Personal Property	250,000 250,000 Lim 10,000 Ded				
Valuation: Replacement Cost					
Loc # 00002 Bldg # 00001 17383 Sunset Blvd Suite A210 Pacific Palisades, CA 90272					
Business Personal Property	100,000 100,000 Lim 10,000 Ded				
Valuation: Replacement Cost					

These schedules are provided as a brief outline of your policy. You must refer to the provisions found in your policy for the details of your coverages, terms, conditions and exclusions that apply.

Summary of Insurance

Prepared on : **03/21/2013** **Page 4 of 6**

agency: Mark Schneiderman
22201 Ventura BL #206
Woodland Hills, CA 91364
(818) 340-0078

For: Sequential Brands Group, Inc.
1065 6th Avenue, 17th Floor
New York, NY 10018

Coverage	Amount/Limits	Insurance Company	Policy Number	Policy Period	Premium
General Liability		**Mid-Century Insurance Company**	**09421-11-80**	**4/1/2012 - 4/14/2013**	
General Aggregate	4,000,000				
Products/Completed Ops Aggregate	4,000,000				
Personal & Advertising Injury	2,000,000				
Each Occurrence	2,000,000				
Fire Damage	100,000				
Medical Expense	5,000				

These schedules are provided as a brief outline of your policy. You must refer to the provisions found in your policy for the details of your coverages, terms, conditions and exclusions that apply.

Summary of Insurance Prepared on : 03/21/2013 Page 5 of 6

agency: Mark Schneiderman
22201 Ventura BL #206
Woodland Hills, CA 91364
(818) 340-0078

For: Sequential Brands Group, Inc.
1065 6th Avenue, 17th Floor
New York, NY 10018

Coverage	Amount/Limits	Insurance Company	Policy Number	Policy Period	Premium
Umbrella(C)		**Truck Insurance Exchange**	**60468-26-95**	**4/1/2012 - 4/14/2013**	
Coverage Type: Umbrella					
Umbrella(C)	7,000,000 10,000 Ded				

These schedules are provided as a brief outline of your policy. You must refer to the provisions found in your policy for the details of your coverages, terms, conditions and exclusions that apply.

Commercial Property - Premise Schedule **Prepared on : 03/21/2013** **Page 6 of 6**

agency: Mark Schneiderman
22201 Ventura BL #206
Woodland Hills, CA 91364
(818) 340-0078

For: Sequential Brands Group, Inc.
1065 6th Avenue, 17th Floor
New York, NY 10018

Location #	Building #	Address		Building Description
Policy No: 0942111800012 LOB:				
00001	00001	1065 6th Avenue 17th Floor	New York, NY 10018	Office
00002	00001	17383 Sunset Blvd Suite A210	Pacific Palisades, CA 90272	Office

These schedules are provided as a brief outline of your policy. You must refer to the provisions found in your policy for the details of your coverages, terms, conditions and exclusions that apply.

Sequential Brands Group, Inc.
- 2013 – 14 D&O Insurance Summary

$20M

Federal Insurance Company (Chubb)
AM BEST RATED: A++ XV
$5,000,000 Excess $15,000,000 Side A DIC
$24,750 Premium

$15M

CNA Insurance Company
AM BEST RATED: A XV
$5,000,000 Excess $10,000,000
$25,000 Premium

$10M

Liberty Mutual Insurance Co.
AM BEST RATED: A XV
$5,000,000 Excess $5,000,000
$35,750 Premium

$5M

Berkley Insurance Company
AM BEST RATED: A+ XV
$5,000,000 Limit
$55,000 Premium

Ret

RETENTION:
$0 Side A / $100K Side B / $200K Side C

2013-2014 Highlighted Terms

Policy Period:
- February 22, 2013 – February 22, 2014

Insureds:
- Directors, Officers, Spouses, and Functional Equivalents (Worldwide)
- All Employees Covered for Securities Claims
- Entity Coverage (Sequential Brands Group, Inc. & subs) for Securities Claims

Retentions (Deductibles):
- $0 Non-Indemnifiable Claims
- $100,000 Corporate Indemnification (Non-securities claims)
- $200,000 Corporate Indemnification (Securities claims)

2012-2018 D&O Program Summary:
- 1933 Act Coverage
- 1934 Acts Coverage
- Worldwide coverage
- Definition of Loss included Dodd Frank Section 954 Costs
- Full Severability of the Application
  - *The knowledge of one d or o will not be imputed to another*
- Full Severability of Exclusions
  - *The wrongful act of one d or o will not be imputed to another*
- Order of Payments – Directors & Officers paid *prior to* Corporation
- Advancement of Defense Costs (in lieu of "Reimbursement at end of Claim")
- "Pay on behalf of" language (versus "Reimburse" at end of Claim)

Program Overview:
- $20 Million [$15 Million A/B/C + $5 Million Side A DIC]

Total Premium:
- $140,500 Premium

***CONFIDENTIAL -- PLEASE REFER TO ACTUAL POLICY FOR FULL TERMS & CONDITIONS**

Brendan Williams | Senior Vice President & Partner | Woodruff-Sawyer & Company | P: 949.453.7342 | E: bwilliams@wsandco.com

Insurance Services | Risk Management | Employee Benefits

sequential brands group

SUMMARY OF INSURANCE

Prepared: 2/28/2013

Page 1

For Brand Matter LLC
1450 Broadway, Ste #802
New York, NY
10018 646-395-4930

Rosenzweig Insurance Agcy, Inc
160 Herricks Road, P.O. Box 70
Mineola, NY
11501-0070 516-352-7495

Coverage	Amount	Company	Policy No	Eff	Exp	Premium
PACKAGE POLICY						
Additional Named Insured - ETPH Acquisitions LLC						
General Liability		Peerless Ins.	CBP2854534	03/04/13	03/04/14	6,411.00
Occurrence						
General Aggregate	2,000,000					
Products/Completed Oper. Aggr.	2,000,000					
Personal & Advertising Injury	1,000,000					
Each Occurrence	1,000,000					
Damage to Rented Premises	100,000					
Medical Expense (Any One Person)	5,000					
Employee Benefit	1,000,000/3,000,000					
Property		Peerless Ins.	CBP2854534	03/04/13	03/04/14	
Premise 1 Building 1						
1450 Broadway, Unit 802 New York , NY 10018						
BPP -	562,432					
Coins % 80						
Valuation RC						
Cause of Loss SPECIAL						
Inflation Guard % 4						
Deductible 1000						
BUS INCOME -	500,000					
Cause of Loss SPECIAL						
Hired Autos & Non-Owned Autos	**1,000,000**	**Peerless Ins.**	**CBP2854534**	**03/04/13**	**03/04/14**	

The actual terms and conditions of the Policy will prevail in the event of any discrepancies.

SUMMARY OF INSURANCE

Prepared: 2/28/2013

Page 2

For Brand Matter LLC
1450 Broadway, Ste #802
New York, NY
10018 646-395-4930

Rosenzweig Insurance Agcy, Inc
160 Herricks Road, P.O. Box 70
Mineola, NY
11501-0070 516-352-7495

Coverage	Amount	Company	Policy No	Eff	Exp	Premium
Equipment Breakdown	100,000	Peerless Ins.	CBP2854534	03/04/13	03/04/14	
Deductible	1,000			0		
Workers Compensation		Tower Group Companies	WCC7016258 Subject to Audit	03/12/13	03/12/14	7,985.00
Other Named Insured						
ETPH Acquisitions LLC						
Employer's Liability						
Each Accident	100,000					
Disease Policy Limit	500,000					
Disease Each Employee	100,000					
Disability Benefits Subject to Audit		First Rehabilitation Life Ins.	D334824	04/07/12	04/07/13	
Umbrella		Peerless Ins.	CU 8808714	03/04/13	03/04/14	3,275.00
Liability Limit Each Occurence	5,000,000					
Retained Limit	10,000					
Underlying Insurance		Peerless	CBP2854534	03/04/13	03/04/14	
Hired and Non-Owned						
Combined Single Limit	1,000,000					
General Liability						
Each Occurrence	1,000,000					
General Aggregate	2,000,000					
Products & Comp Ops	2,000,000					
Personal & Adv Injury	1,000,000					

The actual terms and conditions of the Policy will prevail in the event of any discrepancies.

Summary of Insurance

Insured:	Heelys, Inc. 3200 Belmeade Drive, Suite 100 Carrollton, TX 75006	Lipscomb & Cathey 750 N. St. Paul St., Suite 1400 Dallas, TX 75201 P: 214.420.5200 F: 214.420.5250
Named Insured:	Heelys Inc. Heeling Management Corporation Heeling Holding Corporation Heeling Sports LTD Heeling Sports EMEA SPRL Heeling Sports Japan K.K.	

*All premiums shows are earned premiums from 12/31/2011 to current date

Coverage	Limits	Policy Term	Carrier	Policy No.	Premium*	Notes
PROPERTY		12/31/2011-3/31/2013	AGCS Marine Insurance Co.	MXI93027277	$ 26,905	**3200 Belmeade Drive, #100**
Catastrophe Limit	$ 6,150,000					
Business Personal Property	$ 300,000					
Improvements & Betterments	$ 850,000					
Business Income w/Extra Expense	$ 5,000,000					
EDP Equipment & Software	$ 550,000					
Deductible	$ 2,500					
Flood & Earthquake	$ 50,000					
Business Income	72 Hours					
GENERAL LIABILITY		12/31/2011-5/31/2013	First Specialty Insurance Co.	IRA46060	$ 184,117	
						Deductible: $25,000 per occurrence BI/PD
General Aggregate	$ 4,000,000					
Products/Completed Ops	$ 4,000,000					
Each Occurrence	$ 2,000,000					
Advertising & Personal Injury	$ 2,000,000					Exposure: Total Sales
Damage to Premises Rented	$ 300,000					$45,000,000
Medical Expense	EXCLUDED					
Employee Benefits - Each Employee	$ 1,000,000					
Employee Benefits - Aggregate	$ 1,000,000					
Hired / Non-owned Auto Liability	$ 1,000,000					

This summary is designed to give you an overview of the insurance coverages we are placing for your company. Please refer to your specific insurance contract for details on coverages, conditions and exclusions. 2/28/2013

Summary of Insurance

Insured:	Heelys, Inc. 3200 Belmeade Drive, Suite 100 Carrollton, TX 75006		Lipscomb & Cathey 750 N. St. Paul St., Suite 1400 Dallas, TX 75201 P: 214.420.5200 F: 214.420.5250
Named Insured:	Heelys Inc. Heeling Management Corporation Heeling Holding Corporation Heeling Sports LTD Heeling Sports EMEA SPRL Heeling Sports Japan K.K.		

*All premiums shows are earned premiums from 12/31/2011 to current date

Coverage	Limits	Policy Term	Carrier	Policy No.	Premium*	Notes
OCEAN CARGO		12/31/2011-3/31/2013	AGCS Marine Insurance Co.	OC91114000	$ 68,774	
Stock						Subject to Monthly Reports
Carrolton, TX	$ 6,000,000					
Qingadao, China	$ 840,600					
Belgium	$ 4,000,000					
Japan	$ 2,600,000					
Unnamed Locations	$ 250,000					
Deductible except	$ 5,000					
Flood	$ 15,000					
Earthquake - CA	$ 75,000					
Earthquake - Japan	$ 100,000					
Ocean Marine						
Any one Vessel	$ 2,000,000					
Any one Aircraft	$ 2,000,000					
Deductible	$ 5,000					
Motor Truck Cargo						
Any one Truck or Railcar	$ 500,000					
Deductible	$ 50,000					
Any one package shipped by government or private mail	$ 25,000					
Deductible	$ 5,000					

This summary is designed to give you an overview of the insurance coverages we are placing for your company. Please refer to your specific insurance contract for details on coverages, conditions and exclusions. 2/28/2013

Summary of Insurance

Insured: Heelys, Inc.
3200 Belmeade Drive, Suite 100
Carrollton, TX 75006

Lipscomb & Cathey
750 N. St. Paul St., Suite 1400
Dallas, TX 75201
P: 214.420.5200 F: 214.420.5250

Named Insured: Heelys Inc.
Heeling Management Corporation
Heeling Holding Corporation
Heeling Sports LTD
Heeling Sports EMEA SPRL
Heeling Sports Japan K.K.

***All premiums shows are earned premiums from 12/31/2011 to current date**

Coverage	Limits	Policy Term	Carrier	Policy No.	Premium*	Notes
UMBRELLA - PRIMARY		12/31/2011-3/31/2013	Aspen Specialty Insurance Co.	CXA90P911	$ 79,012	
						Excess of:
Each Occurrence	$ 10,000,000					General Liability
Aggregate	$ 10,000,000					Hired / Non-owned Auto Liability
Self Insured Retention	$ -					Employee Benefits Liability
						Foreign Liability
						Workers' Compensation
UMBRELLA - EXCESS		12/31/2011-3/31/2013	Great American E&S Ins. Co.	XS4432863	$ 19,608	In excess of $10,000,000 primary
Each Occurrence	$ 10,000,000					
Aggregate	$ 10,000,000					
AD&D (SKATERS)		12/31/2011-3/31/2013	National Union Fire Insurance Co.	SRG0009115489	$ 2,015	Domestic and International
Accidental Death	$ 25,000					
Accidental Dismemberment	$ 25,000					
Paralysis	$ 25,000					
Accident Medical Expense	$ 50,000					
Accidental Dental	$ 250					
Aggregate per accident	$ 125,000					

This summary is designed to give you an overview of the insurance coverages we are placing for your company. Please refer to your specific insurance contract for details on coverages, conditions and exclusions. 2/28/2013

Summary of Insurance

Insured:	Heelys, Inc. 3200 Belmeade Drive, Suite 100 Carrollton, TX 75006	Lipscomb & Cathey 750 N. St. Paul St., Suite 1400 Dallas, TX 75201 P: 214.420.5200 F: 214.420.5250
Named Insured:	Heelys Inc. Heeling Management Corporation Heeling Holding Corporation Heeling Sports LTD Heeling Sports EMEA SPRL Heeling Sports Japan K.K.	

*All premiums shows are earned premiums from 12/31/2011 to current date

Coverage	Limits	Policy Term	Carrier	Policy No.	Premium*	Notes	
FOREIGN PACKAGE		12/31/2011-3/31/2013	Ace American Insurance Co.	PHFD37260538	$ 20,509		
Property - Lasne Belgium							
Business Personal Property	$ 234,000						
Deductible except	$ 1,000						
Flood	$ 5,000						
Earthquake	$ 5,000						
Named Windstorm	$ 5,000						
General Liability						Exposure: Foreign Sales	
Products/Completed Ops	$ 2,000,000						$18,000,000
Each Occurrence	$ 1,000,000						
Advertising & Personal Injury	$ 1,000,000						
Damage to Premises Rented	$ 1,000,000						
Medical Expense	$ 10,000						
Contingent Auto Liability							
Combined Single Limit	$ 1,000,000						
Medical Payments-Each Person	$ 25,000						
Medical Payments-Each Acc	$ 50,000						
Hired/Borrowed:							
Physical Damage Each Vehicle	$ 50,000						
Physical Damage Aggregate	$ 50,000						
Employers Responsibility							
Voluntary Compensation							
U.S. National	State of Hire						
Third Country Nationals	Country of Origin						
Local Nationals	Country of Origin						

This summary is designed to give you an overview of the insurance coverages we are placing for your company. Please refer to your specific insurance contract for details on coverages, conditions and exclusions. 2/28/2013

Summary of Insurance

Insured:	Heelys, Inc. 3200 Belmeade Drive, Suite 100 Carrollton, TX 75006	Lipscomb & Cathey 750 N. St. Paul St., Suite 1400 Dallas, TX 75201 P: 214.420.5200 F: 214.420.5250
Named Insured:	Heelys Inc. Heeling Management Corporation Heeling Holding Corporation Heeling Sports LTD Heeling Sports EMEA SPRL Heeling Sports Japan K.K.	

*All premiums shows are earned premiums from 12/31/2011 to current date

Coverage		Limits	Policy Term	Carrier	Policy No.	Premium*	Notes
Executive Assistance	$	1,000,000					
Including Repatriation							
Contingent Employers Liability							
Bodily Injury by Accident	$	1,000,000	each accident				
Bodily Injury by Disease	$	1,000,000	each employee				
Bodily Injury by Disease	$	1,000,000	policy limit				
Accidental Death & Dismemberment							
Employee AD&D	$	50,000	per person				
Aggregate	$	150,000					
Kidnap & Ransom							
Per covered loss	$	250,000					

This summary is designed to give you an overview of the insurance coverages we are placing for your company. Please refer to your specific insurance contract for details on coverages, conditions and exclusions. 2/28/2013

Schedule 5.13

Subsidiaries; Other Equity Investments

(a)	Legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each Subsidiary of each Loan Party.

Subsidiary	Owner	Jurisdiction of Incorporation or Formation of Subsidiary	Type of Equity Interest	Authorized no. of shares	Amount of Equity Interest Owned by Loan Party	Outstanding Options/Warrants/ Rights of Conversion/Purchase

DVS Footwear International, LLC	Sequential Brands Group, Inc.	Delaware	membership interest	N/A	60% of membership interest	None

DVS Footwear International, LLC	Elan Polo International, Inc.	Delaware	membership interest	N/A	40% of membership interest	None

B®and Matter, LLC	Sequential Brands Group, Inc.	Delaware	membership interest	N/A	100% of membership interest	None

Versatile Entertainment, Inc.	Sequential Brands Group, Inc.	California	common stock	90 shares of common stock	90 shares of common stock	None

Heelys, Inc.	Sequential Brands Group, Inc.	Delaware	capital stock	1,000 shares of common stock	100 shares of common stock (100%)	None

Heeling Management Corp.	Heelys, Inc.	Texas	common stock	1,000 shares of common stock	100 shares of common stock (100%)	None

Heeling Holding Corporation	Heelys, Inc.	Nevada	common stock	1,000 shares of common stock	100 shares of common stock (100%)	None

Heeling Sports Limited	Heeling Management Corp. (General Partner)	Texas	partnership interest	N/A	1% general partnership interest	None

Heeling Sports Limited	Heeling Holding Corporation (Limited Partner)	Texas	partnership interest	N/A	99% limited partnership interest	None

Heeling Sports EMEA SPRL	Heelys, Inc.	Belgium	common stock	61,855 shares of common stock	61,211 shares of common stock (99%)	None

Heeling Sports EMEA SPRL	Heeling Sports Limited	Belgium	common stock	61,855 shares of common stock	634 shares of common stock (1%)	None

Heeling Sports Japan K.K.	Heelys, Inc.	Japan	common stock	15,000 shares of common stock	14,850 shares of common stock (99%)	None

Heeling Sports Japan K.K.	Heeling Sports Limited	Japan	common stock	15,000 shares of common stock	150 shares of common stock (1%)	None

Bella Rose, LLC	Sequential Brands Group, Inc.	California	membership interest	N/A	100% of membership interest	None

William Rast Sourcing, LLC	Bella Rose, LLC	California	membership interest	N/A	82% of membership interest	None

William Rast Sourcing, LLC	Tennman WR-T, Inc.	California	membership interest	N/A	18% of membership interest	None

William Rast Licensing, LLC	Bella Rose, LLC	California	membership interest	N/A	82% of membership interest	None

William Rast Licensing, LLC	Tennman WR-T, Inc.	California	membership interest	N/A	18% of membership interest	None

William Rast Retail, LLC	William Rast Sourcing, LLC	California	membership interest	N/A	100% of membership interest	None

William Rast Europe Holdings, LLC	William Rast Sourcing, LLC	Delaware	membership interest	N/A	100% of membership interest	None

William Rast Europe, B.V.	William Rast Europe Holdings, LLC	Netherlands	membership interest	N/A	100% of membership interest	None

(b)	All equity investments in any other corporation or entity by each Loan Party, and amounts, if any.

Loan Party	Corporation/Entity	Amount of Equity Interest held by Loan Party
Sequential Brands Group, Inc.	DVS Footwear International, LLC	60%
Heelys, Inc.	Heeling Sports EMEA SPRL	99%
Heeling Sports Limited	Heeling Sports EMEA SPRL	1%
Heelys, Inc.	Heeling Sports Japan K.K.	99%
Heeling Sports Limited	Heeling Sports Japan K.K.	1%

(c)	All outstanding Equity Interests in the Loan Parties.

Loan Party	Owner of Equity Interest	Amount of Equity Interest Owned	Outstanding Options/Warrants/ Rights of Conversion/Purchase
Sequential Brands Group, Inc.	TCP WR Acquisition LLC	34.07%[2]	Total outstanding options: 397,000
	Other Minority Shareholders	65.93%[3]	Total outstanding warrants: 2,563,922
B®and Matter, LLC	Sequential Brands Group, Inc.	100%	None
Versatile Entertainment, Inc.	Sequential Brands Group, Inc.	100%	None
Heelys, Inc.	Sequential Brands Group, Inc.	100%	None
Heeling Management Corp.	Heelys, Inc.	100%	None
Heeling Holding Corporation	Heelys, Inc.	100%	None
Heeling Sports Limited	Heeling Management Corp.	1%	None
Heeling Sports Limited	Heeling Holding Corporation	99%	None
Bella Rose, LLC	Sequential Brands Group, Inc.	100%	None
William Rast Sourcing, LLC	Bella Rose, LLC	82%	None
William Rast Sourcing, LLC	Tennman WR-T, Inc.	18%	None
William Rast Licensing, LLC	Bella Rose, LLC	82%	None
William Rast Licensing, LLC	Tennman WR-T, Inc.	18%	None
William Rast Retail, LLC	William Rast Sourcing, LLC	100%	None
William Rast Europe Holdings, LLC	William Rast Sourcing, LLC	100%	None

2TCP WR Acquisition, LLC holds the largest percentage of outstanding shares of Sequential Brands Group, Inc.

3Sequential Brands Group, Inc. is a publicly owned company with numerous individual minority shareholders holding the 64.88% in the aggregate.

Schedule 5.17

Material Intellectual Property; Material Licenses

Part 1. Material Intellectual Property

Trademarks

No.	Word Mark	App. No.	Reg. No.	App. Date	Reg. Date	Owner

1.	ELLEN TRACY	74326572	1780391	10/28/1992	7/6/1993	B®and Matter, LLC

2.	CARIBBEAN JOE	76275113	2845458	6/21/2001	5/25/2004	B®and Matter, LLC

3.	HAVANA JACK’S CAFE	76374007	2845660	2/21/2002	5/25/2004	B®and Matter, LLC

4.	JAMAICA BAY	76542053	3154498	8/22/2003	10/10/2006	B®and Matter, LLC

5.	JAMAICA BAY	76542054	3088001	8/22/2003	5/2/2006	B®and Matter, LLC

6.		76560155	3096056	10/29/2003	5/23/2006	B®and Matter, LLC

7.		76560168	3096057	10/29/2003	5/23/2006	B®and Matter, LLC

8.		76560169	3083238	10/29/2003	4/18/2006	B®and Matter, LLC

9.		76560172	3199184	10/29/2003	1/16/2007	B®and Matter, LLC

10.		76560173	3032684	10/29/2003	12/20/2005	B®and Matter, LLC

No.	Word Mark	App. No.	Reg. No.	App. Date	Reg. Date	Owner
11.		76560174	3032685	10/29/2003	12/20/2005	B®and Matter, LLC

12.	CARIBBEAN JOE ISLAND SUPPLY CO.	77325599	4035248	11/9/2007	10/4/2011	B®and Matter, LLC

13.	CARIBBEAN JOE ISLAND SUPPLY CO.	77325613	3673744	11/9/2007	8/25/2009	B®and Matter, LLC

14.	CARIBBEAN JOE ISLAND SUPPLY CO.	77325639	3931350	11/9/2007	3/15/2011	B®and Matter, LLC

15.	CARIBBEAN JOE ISLAND SUPPLY CO.	77325918	3673746	11/9/2007	8/25/2009	B®and Matter, LLC

16.	CARIBBEAN JOE ISLAND SUPPLY CO.	77326040	3928857	11/9/2007	3/8/2011	B®and Matter, LLC

17.	CARIBBEAN JOE ISLAND SUPPLY CO.	77326051	3673747	11/9/2007	8/25/2009	B®and Matter, LLC

18.	CARIBBEAN JOE ISLAND SUPPLY CO.	77330194	3917393	11/15/2007	2/8/2011	B®and Matter, LLC

19.	CARIBBEAN JOE ISLAND SUPPLY CO.	77330907	3677211	11/15/2007	9/1/2009	B®and Matter, LLC

20.	CARIBBEAN JOE ISLAND SUPPLY CO.	77331268	4016218	11/16/2007	8/23/2011	B®and Matter, LLC

21.	ELLEN TRACY	78169120	3112534	9/30/2006	7/4/2006	B®and Matter, LLC

22.	HAVANA JACK’S CAFÉ	78336590	3450763	12/4/2003	6/17/2008	B®and Matter, LLC

23.	CARIBBEAN JOE	78336621	3399348	12/4/2003	3/18/2008	B®and Matter, LLC

24.	LA CABANA	78336779	3670940	12/5/3002	8/18/2009	B®and Matter, LLC

25.	IN FOCUS	78574553	3173187	2/24/2005	11/21/2006	B®and Matter, LLC

No.	Word Mark	App. No.	Reg. No.	App. Date	Reg. Date	Owner
26.	TRACY ELLEN TRACY	78859553	3232933	4/12/2006	4/24/2007	B®and Matter, LLC

27.	ELLEN TRACY	78975375	2863810	9/30/2002	7/13/2004	B®and Matter, LLC

28.	CARIBBEAN JOE	85037813	4283343	5/13/2010	1/29/2013	B®and Matter, LLC

29.	CARIBBEAN PALMS	77311149	3604958	10/23/2007	4/14/2009	B®and Matter, LLC

30.	CARIBBEAN JOE	85094039	4218374	7/27/2010	10/2/2012	B®and Matter, LLC

31.	HAVANA JACK’S CAFÉ	78977243	3143638	12/04/2003	9/12/2006	B®and Matter, LLC

32.	FASHIONOLOGY	77427704	3712792	03/20/2008	11/17/2009	B®and Matter, LLC

33.	FASHIONOLOGY	77427702	3664532	03/20/2008	08/04/2009	B®and Matter, LLC

34.	FASHIONOLOGY LA	77259206	3667232	08/20/2007	08/11/2009	B®and Matter, LLC

35.	FASHIONOLOGY LA	77259168	3667231	08/20/2007	08/11/2009	B®and Matter, LLC

36.	UHF	75308249	2189162	6/13/1997	9/15/1998	Heeling Sports Limited

37.	SOAP	75308338	2361034	6/13/1997	6/27/2000	Heeling Sports Limited

38.	UHF	75319874	2202708	7/7/1997	11/10/1998	Heeling Sports Limited

39.	SOAP	75320503	2190714	7/7/1997	9/22/1998	Heeling Sports Limited

40.	O	75328507	2484098	7/22/1997	9/4/2001	Heeling Sports Limited

41.	HEELING	75692101	2840485	4/27/1999	5/11/2004	Heeling Sports Limited

42.	HEELING	75692102	2871922	4/27/1999	8/10/2004	Heeling Sports Limited

43.	HEELYS	76063673	2720347	6/2/2000	6/3/2003	Heeling Sports Limited

44.	H HEELYS	76167878	2693898	11/17/2000	3/4/2003	Heeling Sports Limited

No.	Word Mark	App. No.	Reg. No.	App. Date	Reg. Date	Owner
45.	H	76167879	2684399	11/17/2000	2/4/2003	Heeling Sports Limited

46.	HEELYS	76168009	2698390	11/17/2000	3/18/2003	Heeling Sports Limited

47.	POWER UP	77262568	3510858	8/23/2007	10/7/2008	Heeling Sports Limited

48.		77264239	3578567	8/24/2007	2/24/2009	Heeling Sports Limited

49.	H HEELYS WORLDWIDE	77723261	3805558	4/27/2009	6/22/2010	Heeling Sports Limited

50.	H HEELYS WORLDWIDE	77723340	3712007	4/27/2009	11/17/2009	Heeling Sports Limited

51.	HEELYS HX2	77948674	4147099	3/2/2010	5/22/2012	Heeling Sports Limited

52.	H X2	77949235	3959241	3/3/2010	5/10/2011	Heeling Sports Limited

53.	NANO	77954102	3952197	3/9/2010	4/26/2011	Heeling Sports Limited

54.	N NANO	77954122	3949036	3/9/2010	4/19/2011	Heeling Sports Limited

55.	N	77954217	3949037	3/9/2010	4/19/2011	Heeling Sports Limited

56.	HEELYS	78901166	3679845	6/5/2006	9/8/2009	Heeling Sports Limited

57.	H	78901172	3339689	6/5/2006	11/20/2007	Heeling Sports Limited

58.	FREEDOM IS A WHEEL IN YOUR SOLE	78909664	3294016	6/15/2006	9/18/2007	Heeling Sports Limited

59.	EXPECT MORE FROM YOUR SHOES	78946822	3302516	8/7/2006	10/2/2007	Heeling Sports Limited

No.	Word Mark	App. No.	Reg. No.	App. Date	Reg. Date	Owner
60.		85044684	4099703	5/21/2010	2/14/2012	Heeling Sports Limited

61.	SOLE-LINK	85089293	4001254	7/21/2010	7/26/2011	Heeling Sports Limited

62.	H	85090090	3904490	7/21/2010	1/11/2011	Heeling Sports Limited

63.	SIDEWALKSPORTS	85539961	4310384	2/10/2012	3/26/2013	Heeling Sports Limited

64.	PODIUM DISTRIBUTION	76355622	2692616	1/7/2002	3/4/2003	Sequential Brands Group, Inc.

65.	SKATE MORE	76599501	3007150	6/28/2004	10/18/2005	Sequential Brands Group, Inc.

66.	SKATE MORE	76599553	3303103	6/28/2004	10/2/2007	Sequential Brands Group, Inc.

67.	PROGRESS	77439109	3516366	4/3/2008	10/14/2008	Sequential Brands Group, Inc.

68.	ORIGINAL INTENT	77975110	3395645	9/22/2006	3/11/2008	Sequential Brands Group, Inc.

69.	CE CORE EXCLUSIVE	78785172	3331854	1/4/2006	11/6/2007	Sequential Brands Group, Inc.

70.	IN THE SKATEBOARD TRADITION	78870561	3204046	4/26/2006	1/30/2007	Sequential Brands Group, Inc.

71.	STEP INTO SUMMER	78944039	3288195	8/3/2006	9/4/2007	Sequential Brands Group, Inc.

72.	STEP INTO SUMMER	78944271	3288197	8/3/2006	9/4/2007	Sequential Brands Group, Inc.

73.	PEOPLE*S LIBERATION *	77978058	3743326	7/11/2008	1/26/2010	Versatile Entertainment, Inc.

74.	PEOPLE'S LIBERATION	78428261	3083655	6/1/2004	4/18/2006	Versatile Entertainment, Inc.

No.	Word Mark	App. No.	Reg. No.	App. Date	Reg. Date	Owner
75.		78786921	3348250	1/6/2006	12/4/2007	Versatile Entertainment, Inc.

76.		78786924	3651173	1/6/2006	7/7/2009	Versatile Entertainment, Inc.

77.	WILLIAM RAST	78790276	3304303	1/12/2006	10/2/2007	William Rast Licensing, LLC

78.	WILLIAM RAST	78977897	3248653	5/31/2005	5/29/2007	William Rast Licensing, LLC

79.	WILLIAM RAST	77310357	3994216	10/22/2007	7/12/2011	William Rast Licensing, LLC

80.		77388266	3998462	2/4/2008	7/19/2011	William Rast Licensing, LLC

81.	DVS	75026996	2,441,179	12/4/1995	4/3/2001	DVS Footwear International, LLC

82.	DVS	76560792	2,915,817	11/20/2003	1/4/2005	DVS Footwear International, LLC

83.	Miscellaneous Design (Swirl & Oval Design)	76560793	2,926,240	11/20/2003	9/14/2004	DVS Footwear International, LLC

84.	Miscellaneous Design (Swirl & Oval Design)	75200119	2,352,196	11/19/1996	5/23/2000	DVS Footwear International, LLC

85.	Linda Allard Ellen Tracy	NA	TMA600998 (Canada)	NA	NA	Brand Matter, LLC

86.	Company Ellen Tracy	NA	TMA601091 (Canada)	NA	NA	Brand Matter, LLC

Patents

No.	Patent	App. No.	Reg. No.	App. Date	Reg. Date	Owner
1.	FOOTWEAR FOR GRINDING	08/799,062	5,970,631	02/10/1997	10/26/1999	Heeling Sports Limited

2.	FOOTWEAR APPARATUS WITH GRINDING PLATE AND METHOD OF MAKING SAME	08/890,595	6,006,451	07/09/1997	12/28/1999	Heeling Sports Limited

3.	FOOTWEAR GRINDING APPARATUS WITH FLANKING BEARING SURFACES	09/132,827	6,041,525	08/12/1998	03/28/2000	Heeling Sports Limited

4.	METHOD FOR MAKING FOOTWEAR GRINDING APPARATUS	09/277,583	6,115,946	03/26/1999	09/12/2000	Heeling Sports Limited

5.	LONGITUDINAL GRIND PLATE	09/333,612	6,158,150	06/15/1999	12/12/2000	Heeling Sports Limited

6.	GRINDING FOOTWEAR APPARATUS WITH STORAGE COMPARTMENT	09/335,306	6,195,920	06/17/1999	03/06/2001	Heeling Sports Limited

7.	GRINDING FOOTWEAR APPARATUS INCLUDING PLATE WITH BRAKING SURFACES	09/364,756	6,151,806	07/30/1999	11/28/2000	Heeling Sports Limited

8.	GRINDING APPARATUS WITH FLEXIBLE PLATE	09/442,019	6,195,918	11/17/1999	03/06/2001	Heeling Sports Limited

9.	GRIND PLATE WITH REMOVABLE INSERTS	09/494,137	6,247,251	01/28/2000	06/19/2001	Heeling Sports Limited

10.	HIGH PERFORMANCE LIGHTWEIGHT GRIND SHOE APPARATUS	09/494,138	6,357,145	01/28/2000	03/19/2002	Heeling Sports Limited

11.	HEELING APPARATUS AND METHOD	09/540,125	6,450,509	03/31/2000	09/17/2002	Heeling Sports Limited

12.	HIGH FLEX GRINDING SHOE	09/737,134	6,467,198	12/13/2000	10/22/2002	Heeling Sports Limited

13.	HEELING APPARATUS AND METHOD	09/930,318	6,406,038	08/14/2001	06/18/2002	Heeling Sports Limited

14.	HEELING APPARATUS AND METHOD	10/071,931	6,739,602	02/07/2002	05/25/2004	Heeling Sports Limited

15.	HEELING APPARATUS AND METHOD	10/076,954	6,746,026	02/15/2002	06/08/2004	Heeling Sports Limited

16.	MULTI-WHEEL HEELING APPARATUS	10/357,765	6,698,769	02/03/2003	03/02/2004	Heeling Sports Limited

No.	Patent	App. No.	Reg. No.	App. Date	Reg. Date	Owner
17.	SHOCK ABSORPTION SYSTEM FOR A SOLE	10/357,776	6,848,201	02/03/2003	02/01/2005	Heeling Sports Limited

18.	GRIND RAIL APPARATUS	10/357,998	7,032,330	02/03/2003	04/25/2006	Heeling Sports Limited

19.	EXTERNAL WHEELED HEELING APPARATUS AND METHOD	10/369,063	7,063,336	02/18/2003	06/20/2006	Heeling Sports Limited

20.	HEELING APPARATUS AND METHOD	10/863,090	6,979,003	06/07/2004	12/27/2005	Heeling Sports Limited

21.	MOTORIZED TRANSPORTATION APPARATUS AND METHOD	11/198,673	7,610,972	08/04/2005	11/03/2009	Heeling Sports Limited

22.	HEELING APPARATUS AND METHOD	11/317,977	7,165,773	12/22/2005	01/23/2007	Heeling Sports Limited

23.	EXTERNAL WHEELED HEELING APPARATUS AND METHOD	11/471,365	7,165,774	06/19/2006	01/23/2007	Heeling Sports Limited

24.	HEELING APPARATUS AND METHOD	11/656,595	7,621,540	01/22/2007	11/24/2009	Heeling Sports Limited

25.	HEELING APPARATUS WHEEL ASSEMBLY	12/592,440		11/23/2009		Heeling Sports Limited

26.	WHEELED PLATFORM APPARATUS AND METHOD FOR USE WITH	12/878,805		09/09/2010		Heeling Sports Limited

27.	GRINDING PLATE FOR SHOES	29/073,474	D401,739	07/09/1997	12/01/1998	Heeling Sports Limited

28.	SHOE SOLE	29/073,546	D412,778	07/09/1997	08/17/1999	Heeling Sports Limited

29.	TREAD FOR A SHOE SOLE	29/073,557	D414,021	07/09/1997	09/21/1999	Heeling Sports Limited

30.	COMBINATION GRINDING SHOE SOLE AND PLATE	29/074,248	D404,550	07/09/1997	01/26/1999	Heeling Sports Limited

31.	SHOE MIDSOLE	29/083,441	D413,193	02/06/1998	08/31/1999	Heeling Sports Limited

32.	SHOE UPPER	29/083,517	D420,789	02/06/1998	02/22/2000	Heeling Sports Limited

33.	COMBINED MIDSOLE AND GRINDING SHOE OUTSOLE	29/083,519	D412,779	02/06/1998	08/17/1999	Heeling Sports Limited

No.	Patent	App. No.	Reg. No.	App. Date	Reg. Date	Owner
34.	SHOE UPPER	29/083,525	D408,123	02/06/1998	04/20/1999	Heeling Sports Limited

35.	SHOE UPPER	29/087,479	D414,320	05/04/1998	09/28/1999	Heeling Sports Limited

36.	GRIND PLATE	29/091,233	D426,374	07/27/1998	06/13/2000	Heeling Sports Limited

37.	GRIND PLATE	29/115,127	D426,948	12/07/1999	06/27/2000	Heeling Sports Limited

38.	LOW PROFILE GRIND PLATE	29/117,396	D440,386	01/21/2000	04/17/2001	Heeling Sports Limited

39.	SHOE SOLE	29/289,728	D595,941	07/28/2007	07/14/2009	Heeling Sports Limited

40.	HEELING APPARATUS	61/679,445		08/03/2012		Heeling Sports Limited

41.	HEELING APPARATUS	13/666,660		11/1/2012		Heeling Sports Limited

42.	ITEM OF FOOTWEAR	29/436,145		12/1/2012		Heeling Sports Limited

U.S. Federal Trademarks – Intent to Use

No.	Mark	App. No.	App Date	Owner
1.		77388268	02/04/08	William Rast Licensing, LLC

2.		77388270	02/04/08	William Rast Licensing, LLC

No.	Mark	App. No.	App Date	Owner
3.	COMPANY ELLEN TRACY	77679016	02/26/09	B®and Matter, LLC

4.	HAVANA JACK’S CAFÉ	77704468	04/01/09	B®and Matter, LLC

5.	ELLEN TRACY	77704538	04/01/09	B®and Matter, LLC

6.		77959996	03/16/10	B®and Matter, LLC

7.	LIL JOE	85037886	05/13/10	B®and Matter, LLC

8.	HAVANA JACK’S CAFÉ	85039040	05/14/10	B®and Matter, LLC

9.		85094070	07/27/10	B®and Matter, LLC

10.	WILLIAM RAST	85768599	10/31/12	William Rast Licensing, LLC

11.	WILLIAM RAST	85768602	10/31/12	William Rast Licensing, LLC

12.	WILLIAM RAST	85768606	10/31/12	William Rast Licensing, LLC

Part 2. Primary Material Licenses

1.	License Agreement, dated as of September 6, 2012, between Sequential Brands Group, Inc., as licensor and Sunrise Brands, as licensee.

2.	License Agreement, dated as of June 29, 2012, between DVS Footwear International, LLC and Elan Polo International, Inc.

3.	License Agreement, dated as of July 13, 2012, between DVS Footwear International, LLC and RSA & Associates Inc.

4.	JCPenney/William Rast Licensing Agreement, dated as of November 17, 2011, among William Rast Licensing, LLC, as licensor, William Rast Sourcing, LLC, as licensee, and J. C. Penney Corporation, Inc., as sub-licensee.

5.	Binding Term Sheet, dated as of December 9, 2009, between William Rast Licensing, LLC, as licensor, and Viva Optique, Inc., as licensee.

6.	Heelys License Agreement – Multi-country Exclusive License, dated as of December 20, 2012, between Sequential Brands Group, Inc., as licensor, and BBC International LLC, as licensee.

7.	License Agreement, dated as of January 1, 2004, between B®and Matter, LLC (as transferee of all rights in and to the Trademarks of L.C. Licensing, Inc.) and G-III Apparel Group, Ltd. (as transferee of the rights as a licensee of Winlit Group, Ltd.), as amended by that certain letter agreement, dated as of June 7, 2006, as further amended by that certain Second Amendment of License Agreement, dated as of July 26, 2007, as further amended by that certain Amendment, dated as of November 1, 2009, and as further amended by that certain August 2, 2010.

8.	Agreement, dated as of December 22, 2008, between B®and Matter, LLC, as licensor, and Charles Komar & Sons, Inc., as licensee, as amended by that certain Amendment, dated as of December 7, 2009, and as further amended by that certain letter agreement, dated as of June 14, 2011

9.	License Agreement, dated as of December 7, 2009, between B®and Matter, LLC, as licensor, and Charles Komar & Sons, Inc., as licensee, as amended by that certain letter agreement, dated as of August 3, 2011, and as further amended by that certain letter agreement, dated as of August 28, 2012.

10.	Pacific Alliance – Ellen Tracy Women’s Sportswear and Active Agreement, dated as of May 16, 2011, between B®and Matter, LLC, as licensor, and Pacific Alliance USA Inc., as licensee, as amended by that certain Amendment, dated as of October 1, 2012.

11.	Ellen Tracy License Agreement – Europe, dated as of December 5, 2011, between B®and Matter, LLC, as licensor, and LF Europe Limited, as licensee.

12.	License Agreement, dated as of July 13, 2006, between B®and Matter, LLC (as transferre of all rights in and to the Trademarks of L.C. Licensing, Inc.), as licensor, and Modern Shoe Company LLC, as licensee, as amended by that certain Amendment No. 1 to License Agreement, dated as of October 20, 2009, as further amended by that certain Amendment No. 2 to License Agreement, dated as of May 10, 2010, as further amended by that certain letter agreement, dated as of June 6, 2012, and as further amended by that certain letter agreement, dated as of July 31, 2012.

13.	License Agreement, dated as of June 10, 2011, between B®and Matter, LLC, as licensor, and Bernette Textile Co., as licensee, as amended by that certain letter agreement, dated as of March 29, 2012.

14.	License Agreement, dated as of May 5, 2008, between B®and Matter, LLC, as licensor, and DDK Apparel Inc., as licensee, as amended by that certain e-mail amendment, dated as of January 19, 2010, as further amended by that certain letter agreement, dated as of July 20, 2012.

15.	License Agreement, dated as of October 15, 2002, as amended, between B®and Matter, LLC (as transferee of all rights in and to the Trademarks of Alarmex Holdings, LLC), as licensor, and Mainstream Swimsuits, Inc., as licensee, as amended by that certain letter agreement, dated as of January 1, 2005, as further amended by that certain Second Amendment, dated as of January 1, 2008, as further amended by that certain Third Amendment, dated as of September 10, 2009, as further amended by that certain Fourth Amendment, dated as of January 1, 2011, and as further amended by that certain letter agreement, dated as of October 10, 2012.

16.	License Agreement, dated as of April 5, 2011, between B®and Matter, LLC, as licensor, and Regent-Sutton LLC and affiliated Moret companies, as licensee.

Part 3. Secondary Material Licenses

1.	License Agreement, dated as of October 16, 2012, between William Rast Sourcing, LLC, as licensor, and FDJ French Dressing, Inc., as licensee.

2.	License Agreement, dated as of September 15, 2009, between B®and Matter, LLC and Leg Apparel, LLC, as amended by that certain letter agreement, dated as of October 10, 2010, as further amended by that certain letter agreement, dated as of August 4, 2011, as further amended by that certain letter agreement, dated as of September 21, 2011, and as further amended by that certain letter agreement, dated as of June 22, 2012

3.	License Agreement, dated as of March 12, 2009, between B®and Matter, LLC and Palm Beach Beauté, LLC.
4.	License Agreement, dated as of December 9, 2009, between Brand Matter, LLC and C&O Apparel, Inc.

Schedule 5.17(a)

Material Intellectual Property Exceptions

1)	Potential opposition by ASICS America Corporation (“Asics”) against the “Dub Design” Trademark (the “Opposed Trademark”) set forth below owned by William Rast Licensing, LLC. Asics alleges that the Apposed Trademark is similar to Asics’ “3 stripes” design trademark and could cause confusion.

Trademark	App. No.	Reg. No.	App. Date.	Reg. Date	Owner
	77388266	3998462	2/4/2008	7/19/2011	William Rast Licensing, LLC

Schedule 5.21
Deposit Accounts

Loan Party	Legal Name of Depositary	Address of Depositary	Account number	Contact person at depositary
Sequential Brands Group, Inc.	Israel Discount Bank	511 Fifth Avenue New York, NY 10017	03-6887-6	James Morton (212) 551-8723

Versatile Entertainment, Inc.	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	026-470922	(800) 488-2265

Versatile Entertainment, Inc.	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-034304	(800) 488-2265

Versatile Entertainment, Inc.	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	027-942300	(800) 488-2265

Versatile Entertainment, Inc.	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-034288	(800) 488-2265

Versatile Entertainment, Inc.	Israel Discount Bank	511 Fifth Avenue New York, NY 10017	03-6888-4	James Morton (212) 551-8723

B®and Matter, LLC	Israel Discount Bank	511 Fifth Avenue New York, NY 10017	03-4789-9	James Morton (212) 551-8723

Heelys, Inc.	Bank of Texas	5956 Sherry Lane, Suite 600 Dallas, TX 75225	8093025187	Erin Davis (212) 987-8826 edavis@bankoftexas.com

Heeling Sports Limited	Bank of Texas	5956 Sherry Lane, Suite 600 Dallas, TX 75225	8093204223	Erin Davis (212) 987-8826 edavis@bankoftexas.com

William Rast Licensing LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	010-876797	(800) 488-2265

William Rast Sourcing LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-034270	(800) 488-2265

William Rast Sourcing LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-039352	(800) 488-2265

William Rast Europe Holdings LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-043560	(800) 488-2265

William Rast Retail, LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-043958	(800) 488-2265

William Rast Retail, LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-043966	(800) 488-2265

William Rast Retail, LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-043974	(800) 488-2265

William Rast Retail, LLC	Bank of the West	P.O. Box 2830 Omaha, NE 68103-2830	648-043990	(800) 488-2265

Schedule 5.23
Material Contracts

1.	Agreement and Plan of Merger dated as of December 7, 2012 among Heelys, Inc., a Delaware corporation, Sequential Brands Group, Inc., a Delaware corporation and Wheels Merger Sub Inc., a Delaware corporation.

2.	Purchase Agreement dated as of March 28, 2013 by and among Sequential Brands Group, Inc., a corporation incorporated under the laws of Delaware and ETPH Acquisition, LLC, a limited liability company organized under the laws of Delaware.

3.	Royalty Agreement, dated as of October 2011, by and among Tennman WR-T, Inc., a Delaware corporation, William Rast Sourcing, LLC, a California limited liability company and William Rast Licensing, LLC, a California limited liability company.

4.	Employment Agreement, dated as of November 19, 2012, by and between Sequential Brands Group, Inc. and Yehuda Shmidman.

5.	Employment Agreement, to be entered into, by and between Sequential Brands Group, Inc. and Gary Klein.

6.	Management Services Agreement, to be entered into, by and between Sequential Brands Group, Inc. and Tengram Capital Management, L.P.

Schedule 7.01

Existing Liens

Jurisdiction	Type	Secured Party	Filing Number	Filing Date	Description of Collateral
1. Versatile Entertainment, Inc.
California, SOS	UCC	Dell Financial Services L.P.	Original: 07-7107675646 Continuation: 12-73008558	Original: 03/26/2007 Continuation: 02/13/2012	Computer equipment and peripherals pursuant to that certain revolving credit Account #6879450212001360111, dated March 15, 2007.
2. William Rast Sourcing, LLC
California, SOS	UCC	Rosenthal & Rosenthal, Inc.	Original: 10-7247131228 Amendment: 12-72999297	Original: 10/04/2010 Amendment: 02/06/2012 Amendment: 3/22/2013	(i) All accounts receivable provided for in that certain Factoring Agreement , dated as of September 29, 2010, by and between William Rast Sourcing, LLC and Rosenthal & Rosenthal, Inc., arising on or prior to February 1, 2012 which are either (x) no longer outstanding as of February 1, 2012 or (y) evidenced by invoices #0457182 or 0457183 in the total face amount of $4,015.21, (ii) any goods which by sale resulted in such accounts receivable; and (iii) the proceeds of any such accounts receivable or goods.

Schedule 7.02
Existing Investments

1.	Sequential Brands Group, Inc. owns 60% of the membership interest in DVS Footwear International, LLC.

Schedule 7.03

Existing Indebtedness

None.

Schedule 10.02
Agent’s Office; Certain Addresses for Notices

Agent
Pathlight Capital, LLC
One Post Office Square, Suite 3765
Boston, Massachusetts 02109
Attention:	Katie Hendricks
Telephone:	(617) 830-7052
E-mail:	khendricks@pathlightcapital.com

with a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
Attention:	Kevin J. Simard, Esq.
Telephone:	(617) 248-4086
Facsimile:	(617) 248-4000
E-mail:	ksimard@choate.com

Loan Parties
Sequential Brands Group, Inc.

1065 Avenue of Americas, Suite 1705
New York, NY 10018

Attention:	Mr. Charlie Bang

Telephone:	(646) 395-4930
Facsimile:	(646) 395-4901
E-Mail:	cbang@brand-matter.com
Website:	www.sequentialbrandsgroup.com

Schedule 10.06

Permitted Transferees

1.	Gordon Brothers Group LLC and any of its affiliates.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Loans and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Sequential Brands Group, Inc.

4.	Agent: Pathlight Capital, LLC, as the Agent under the Credit Agreement.

5.	Credit Agreement: Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time), by and among (i) Sequential Brands Group, Inc., a Delaware corporation (the “Borrower”), (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loans for all Lenders[7]		Amount of Loans Assigned[8]		Percentage Assigned of Loans[9]
		$	_________	$	______	_________	%
		$	_________	$	______	_________	%

[7.	Trade Date: __________________][10]

Effective Date: __________________, 201_ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF DELIVERY OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments of Loans made between the Trade Date and the Effective Date.

8 Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.

9 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders.

10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][13] Accepted:

PATHLIGHT CAPITAL, LLC,
as Agent

By:
Name:
Title:

[Consented to:][14]

SEQUENTIAL BRANDS GROUP, INC., as Borrower

By:
Name:
Title:

11 Add additional signature blocks as needed.

12 Add additional signature blocks as needed.

13 To the extent that the Agent’s consent is required under Sections 10.06(b)(i)(B) or 10.06(b)(iii)(B) of the Credit Agreement.

14 To the extent that the Borrower’s consent is required under Sections 10.06(b)(i)(B) and/or 10.06(b)(iii)(A) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to the Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among (i) Sequential Brands Group, Inc., a Delaware corporation (the “Borrower”), (ii) the Guarantors party thereto from time to time, (iii) the Lenders party thereto from time to time, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.          Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4.          Fees. Unless waived by the Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Agent with a processing and recordation fee of $3,500.

Exhibit b

FORM OF COMPLIANCE CERTIFICATE

Date of Certificate: ______________

To:	Pathlight Capital, LLC, as Agent

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Sequential Brands Group, Inc., a Delaware corporation, as the borrower (the “Borrower”), (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The undersigned, solely in his capacity as a duly authorized and acting Responsible Officer of the Borrower, hereby certifies on behalf of the Borrower and each of the other Loan Parties as of the date hereof the following:

(1)         No Defaults or Events of Default. To his knowledge, since __________ (the date of the last Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement, or, in the case of the first Compliance Certificate delivered after the Closing Date, the Closing Date), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(2)         Financial Calculations.

(a)          Attached hereto as Appendix IIA are reasonably detailed calculations necessary to determine the Positive Net Income for the period ending _____________.

(b)          Attached hereto as Appendix IIB are reasonably detailed calculations necessary to determine the Loan to Value Ratio as of the date hereof.

(c)          Attached hereto as Appendix IIC are reasonably detailed calculations necessary to determine the cash balance as of the date hereof.

(3)         Financial Statements.

[Use following paragraph (a) for Fiscal Year-end financial statements]

(a)          Attached hereto as Appendix III are the audited Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(a) of the Credit Agreement for the Fiscal Year ended ____________, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP and accompanied by such materials as are required to be delivered pursuant to Section 6.01(a) of the Credit Agreement (all of the foregoing, collectively, the “Annual Financial Statements”).

[Use following paragraph (b) for Fiscal Quarter-end financial statements]

(b)          Attached hereto as Appendix III are the Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(b) of the Credit Agreement for the Fiscal Quarter ended ___________, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) of the Credit Agreement, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail and accompanied by such materials as are required to be delivered pursuant to Section 6.01(b) of the Credit Agreement (all of the foregoing, collectively, the “Quarterly Financial Statements”). The Quarterly Financial Statements were prepared in accordance with GAAP and present fairly the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries, as of the end of such Fiscal Quarter, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph (c) for Fiscal Month-end financial statements, if required. Delete if no Fiscal Month-end financial statements are prepared.1]

1 Solely to the extent prepared by the Borrower in the ordinary course of business.

(c)          Attached hereto as Appendix III are the Consolidated balance sheet of the Borrower and its Subsidiaries, to the extent required by Section 6.01(c) of the Credit Agreement for the Fiscal Month ended ___________, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, all in reasonable detail and accompanied by such materials as are required to be delivered pursuant to Section 6.01(c) of the Credit Agreement (all of the foregoing, collectively, the “Monthly Financial Statements”). The Monthly Financial Statements were prepared in accordance with GAAP and present fairly the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries, as of the end of such Fiscal Month, subject only to normal year-end audit adjustments and the absence of footnotes.

(4)         No Material Accounting Changes, Etc. Except as set forth in Appendix IV, there has been no change in generally accepted accounting principles used in the preparation of the [Annual Financial Statements][Quarterly Financial Statements] [Monthly Financial Statements] furnished to the Agent for the [Fiscal Year/ Fiscal Quarter/ Fiscal Month] ended ___________. If any such change has occurred, a statement of reconciliation conforming such financial statements to GAAP is attached hereto in Appendix IV.

(5)         Management Discussion. Attached hereto as Appendix V is a discussion and analysis prepared by management of the Borrower with respect to the [Annual Financial Statements] [Quarterly Financial Statements] [Monthly Financial Statements] delivered herewith.

(6)         New Intellectual Property. Except as set forth in Appendix VI, neither the Borrower nor any Subsidiary has acquired any new Material Intellectual Property since the date of the last Compliance Certificate delivered nor has any Intellectual Property become Material Intellectual Property since the date of the last Compliance Certificate delivered.

(7)         New Material Licenses. Except as set forth in Appendix VII, neither the Borrower nor any Subsidiary has acquired or entered into any new license agreement that would constitute a Material License since the date of the last Compliance Certificate delivered nor has any license become a Material License since the date of the last Compliance Certificate delivered.

[signature page follows]

IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Borrower, on behalf of the Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of __________________, 201_.

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.

By:
Name:
Title:

Signature Page to Compliance Certificate

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred.

Appendix I to Compliance Certificate

Appendix IIA

Positive Net Income

1.	Consolidated Positive Net Income:

(a)	Consolidated Net Income:	__________________

Plus the following, to extent deducted in calculating
Consolidated Net Income for such measurement period:

(c)	depreciation and amortization expense:	__________________

(d)	one-time non-cash charges, non-cash compensation, non-cash Federal, state, local and foreign income taxes relating to amortization of intangibles for tax purposes and non-cash interest:	__________________

(e)	one-time costs relating to any Permitted Acquisition (of the type referred to in clause (ii) of the definition thereof) or fees in connection with any Permitted Indebtedness in an amount not to exceed $5,000,000 in any Fiscal Year of the Borrower:	__________________

(f)	wind-down costs related to the acquired Heelys Acquisition and discontinued operations for the twelve month period following the Closing Date in an amount not to exceed $5,000,000 in the aggregate:	__________________

(g)	Sum of lines 1(a) through 1(f):	__________________

Covenant:

The Loan Parties shall not permit Consolidated Positive Net Income, as calculated on a quarterly basis to be equal to or less than $0.

In compliance?               ________ yes             __________ no

Appendix IIA to Compliance Certificate

Appendix IIB

Calculation of Loan to Value

1.	Outstanding amount of the Senior Obligations as of the period ending [__________________]:	[__________________]

2.	Realizable Orderly Liquidation Value of the registered trademarks of the Loan Parties as of the date hereof:	[__________________]

3.	Loan to Value Percentage as of the previous Compliance Certificate:	[__________________][2]

4.	Total principal paid in the period ending [__________] to the First Lien Agent pursuant to Section 2.03(c) and Section 2.04(a) of the First Lien Credit Agreement or to the Agent pursuant to Section 2.04(a) of the Second Lien Term Loan Agreement:	[__________________]

5.	Loan to Value Percentage reduction (0.90% multiplied by (4):	[__________________]

6.	Loan to Value Percentage as of the date hereof ((3) minus (5)):	[__________________]

7.	Loan to Value Percentage from (6) times Realizable Orderly Liquidation Value of the registered trademarks of the Loan Parties:	[__________________]

Covenant:

On or after December 31, 2013, the Loan Parties shall not permit the Senior Obligations, at any time to be greater than the Loan to Value Percentage of the Realizable Orderly Liquidation Value of registered trademarks of the Loan Parties, as determined pursuant to the most recent appraisal with respect to such registered trademarks conducted by or on behalf of the Agent or delivered to the Agent by the First Lien Agent pursuant to Section 6.10(b).

In compliance?                 ______ yes               ________ no

__________________

2           The Loan to Value Percentage for the Compliance Certificate delivered for the period ending December 31, 2013 shall be 71.4%.

Appendix IIA to Compliance Certificate

Appendix IIC

Calculation of Cash Balance

1.	Aggregate cash on deposit in the Block Accounts during period ending _________________:	________________________

2.	Aggregate cash on deposit in the Block Accounts as of _________________:	________________________

Covenant:

The Loan Parties shall not permit the aggregate cash on deposit in the Loan Parties’ Blocked Accounts at any time (i) during the period of the Closing Date through and including December 31, 2013 to be less than $3,524,597; or (ii) on or after January 1, 2014 to be less than $3,000,000.

In compliance?            ______ yes           ________ no

Appendix IIC to Compliance Certificate

APPENDIX III

(Financial Statements)

[see attached]

Appendix III to Compliance Certificate

APPENDIX IV

(GAAP)

[see attached]

Appendix IV to Compliance Certificate

APPENDIX V

(MD&A)

[see attached]

Appendix V to Compliance Certificate

APPENDIX VI

(Material Intellectual Property)

[see attached]

Appendix VI to Compliance Certificate

APPENDIX VII

(Material License)

[see attached]

Exhibit C

Form of Note

NOTE

$________________	____________, 201_

FOR VALUE RECEIVED, the undersigned (the “Borrower”), promises to pay to the order of _________________________________ (hereinafter, with any subsequent holders, the “Lender”), c/o Pathlight Capital, LLC, One Post Office Square, Suite 3765, Boston, Massachusetts 02109, the principal sum of _____________________________ DOLLARS ($_____________), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of the Borrower pursuant to the Term Loan Agreement dated as of March __, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Guarantors from time to time party thereto, (iii) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall be conclusive evidence of the indebtedness to the Lender hereunder, absent manifest error.

No delay or omission by the Agent or the Lender in exercising or enforcing any of the Agent’s or such Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

The Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of the Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THE Borrower IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

THE Borrower IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN the MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF the CREDIT AGREEMENT. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this Note, are each relying thereon. THE BORROWER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above.

SEQUENTIAL BRANDS GROUP, INC.

By:
Name:
Title:

EXHIBIT D-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Sequential Brands Group, Inc., a Delaware corporation, as the borrower (the “Borrower”), (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 201[ ]

EXHIBIT D-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Sequential Brands Group, Inc., a Delaware corporation, as the borrower (the “Borrower”), (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 201[ ]

EXHIBIT D-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Sequential Brands Group, Inc., a Delaware corporation, as the borrower (the “Borrower”), (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 201[ ]

EXHIBIT D-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Term Loan Agreement, dated as of March 28, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Sequential Brands Group, Inc., a Delaware corporation, as the borrower (the “Borrower”), (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Pathlight Capital, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 201[ ]